                                                                   EXHIBIT 10.13



                                  OFFICE LEASE

                                 BY AND BETWEEN

                         TIFFANY M. GIN AND STANTON LOWE
                            DBA SPEAR STREET SAPPHIRE

                                   AS LANDLORD

                                       AND

                               QUOKKA SPORTS, INC.

                                    AS TENANT

                             DATED FEBRUARY 18, 1999



                              PREMISES LOCATED AT:
                    128 SPEAR STREET, SECOND AND THIRD FLOORS
                            SAN FRANCISCO, CALIFORNIA

                                TABLE OF CONTENTS


ARTICLE 1         REAL PROPERTY, BUILDING, AND PREMISES

ARTICLE 2         SUBSTITUTION OF OTHER PREMISES

ARTICLE 3         LEASE TERM

ARTICLE 4         BASE RENT

ARTICLE 5         ADDITIONAL RENT

ARTICLE 6         PREPAID RENT; AND LETTER OF CREDIT AS SECURITY DEPOSIT

ARTICLE 7         USE

ARTICLE 8         COMPLIANCE WITH LAWS

ARTICLE 9         HAZARDOUS MATERIAL

ARTICLE 10        UTILITIES AND SERVICES

ARTICLE 11        REPAIRS AND MAINTENANCE

ARTICLE 12        ALTERATIONS AND ADDITIONS

ARTICLE 13        COVENANT AGAINST LIENS

ARTICLE 14        EXCULPATION, INDEMNIFICATION, AND INSURANCE

ARTICLE 15        DAMAGE AND DESTRUCTION

ARTICLE 16        CONDEMNATION

ARTICLE 17        ASSIGNMENT AND SUBLEASING

ARTICLE 18        SURRENDER OF PREMISES

ARTICLE 19        HOLDING OVER

ARTICLE 20        ESTOPPEL CERTIFICATES

ARTICLE 21        SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

ARTICLE 22        DEFAULTS AND REMEDIES

ARTICLE 23        LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

ARTICLE 24        LATE PAYMENTS

ARTICLE 25        NONWAIVER

ARTICLE 26        WAIVER OF RIGHT TO JURY TRIAL; DISPUTE RESOLUTION

ARTICLE 27        ATTORNEY FEES AND COSTS

ARTICLE 28        LANDLORD'S ACCESS TO PREMISES

ARTICLE 29        SIGNS

ARTICLE 30        TENANT PARKING

ARTICLE 31        MISCELLANEOUS


Exhibit A         Diagram Of Premises
Exhibit B         Legal Description Of Real Property
Exhibit C         Omitted
Exhibit D         Omitted
Exhibit E         Rules And Regulations
Exhibit F         Estoppel Certificate
Exhibit G         Letter Of Credit
Exhibit H         Stock Grant Agreement

                             TABLE OF DEFINED TERMS

DEFINED TERMS                                       LEASE SECTION
-------------                                       -------------
ACMs                                                9.3
Additional Rent Summary                             Section 7
                                                    5.1
Additional Required Work                            12.1.2
Affiliate                                           17.7.3
Alterations                                         12.1
Award                                               16.5.1
Base Building                                       Exhibit C
Base Building Systems                               12.1.2
Base Rent                                           Summary section 6
                                                    4.1
Base Year                                           Summary section 7(a)
                                                    5.2.1
Brokers Summary                                     Section 14
                                                    31.23
Building                                            Summary section 4(a)
                                                    1.1
                                                    Exhibit F
Building Hours                                      10.1.1
Casualty                                            15.1
Claims                                              14.3.2
Comparable Buildings                                1.7
Condemnation                                        16.1
Condemnation Notice                                 16.2
Condemnor                                           16.1
Control                                             17.8.2
Date of Lease                                       Summary section 1
Delivery Date                                       5.3.3
Excess                                              5.3.1
Exercise Notice                                     3.5.3.3
Expense Year                                        5.2.3
Extension Option                                    3.5
Fair Market Rental Value of the Premises            3.5.2.1
Hazardous Material                                  9.5
Holidays                                            10.1.1
Interest Notice                                     3.5.3.1
Landlord                                            Summary section 2
                                                    Exhibit F
Landlord Parties                                    14.1
Landlord's Taking Termination Notice                16.3.3
Laws and Orders                                     8.1
Lease                                               Exhibit C
                                                    Exhibit F
Lease Commencement Date                             Summary section 5(b)
                                                    3.1
Lease Expiration Date                               Summary section 5(c)
                                                    3.1
Lease Term                                          Summary section 5(a)
                                                    3.1

Lease Year                                          Summary section 6
                                                    3.3
Letter of Credit/Irrevocable                        Summary section 8
                                                    6.1
Market Notice                                       1.6.4
Monthly Base Rent                                   Summary section 6
Net Worth                                           17.7.2
OCP                                                 14.5.2
Operating Expenses                                  5.2.4
Option Rent                                         3.5.2
Option Rent Notice                                  3.5.3.2
Option Term                                         3.5
Outside Agreement Date                              26.3.1
Permitted Use                                       Summary section 9
                                                    7.1
Premises                                            Summary section 4(c)
                                                    1.1
                                                    Exhibit F, section 1
Prepaid Rent/Irrevocable LC                         Summary section 8
                                                    6.1
Quoted Rent                                         17.3.1
Real Property                                       1.1
                                                    Exhibit F, section 1
Recapture Notice                                    17.5.1
Rent                                                5.1
Rentable Area                                       Summary section 4(b)
                                                    1.5.1
Rentable Square Feet                                Summary section 4(b)(c)
                                                    1.5.1
Rentable Square Footage                             1.5.1
Repair Period Notice                                15.2
Restoration Notice                                  16.3.4.2
Rules and Regulations                               7.2
Statement                                           5.3.2
Subject Space                                       17.2.1
Substantial Completion                              Exhibit C
Tax Expenses                                        5.2.5
Tenant                                              Summary section 3
                                                    Exhibit F, section 1
Tenant Parties                                      14.1
Tenant Rent                                         17.4.2
Tenant's Share                                      Summary section 7
                                                    5.2.6
Tenant's Termination Notice                         15.4
Termination Date                                    16.3.1
Transfer                                            17.1.1
Transfer Fee                                        17.2.2
Transfer Notice                                     17.2.1
Transfer Premium                                    17.4.2
Transferee                                          17.1.1
Transferee Rent                                     17.4.2
Underlying Leases                                   21.1
Usable Area Summary                                 section 4(c) 1.5.1
Usable Square Feet                                  Summary section 4(c)
                                                    1.5.1

                                  OFFICE LEASE


         This Lease is made by the Landlord and Tenant named below, who agree as follows:

                                     PART I

                       SUMMARY OF BASIC LEASE INFORMATION

         The basic terms of this Lease are:

         1.       DATE OF LEASE:   February 18, 1999

         2.       LANDLORD:        TIFFANY M. GIN and STANTON LOWE, DBA SPEAR
                                   STREET SAPPHIRE

         3.       TENANT:          QUOKKA SPORTS, INC., a Delaware Corporation

         4.       PREMISES AND BUILDING:

                  a)       Building (section 1.1):
                           The Magna Building
                           Second and Third Floors
                           128 Spear Street
                           San Francisco, California  94105

                  b)       Number of Rentable Sq. Ft. for Building
                           (section 1.1):  22,000

                  c)       Premises (section 1.1): 11,000 square feet; see
                           Exhibit A

                  d)       SPECIAL SECURE AREAS:  [TO BE DETERMINED]

         5.       LEASE TERM:

                  a)       Duration (section 3.1):  6 years and 0 months

                  b)       Lease Commencement Date (section 3.1); March 1, 1999

                  c) Lease Expiration Date (section 3.1): The last day of the month in which the Sixth (6th) anniversary of the Lease Commencement Date occurs

         6.       BASE RENT (SECTION 4.1):

                                                      ANNUAL BASE RENT
         LEASE YEAR         MONTHLY BASE RENT              PER RSF            ANNUALIZED BASE RENT
         ----------         -----------------         ----------------        --------------------
         First                 $ 33,916.67                 $ 37.00                 $ 407,000
         Second                $ 34,833.33                 $ 38.00                 $ 418,000
         Third                 $ 35,750.00                 $ 39.00                 $ 429,000
         Fourth                $ 36,666.67                 $ 40.00                 $ 440,000
         Fifth                 $ 37,583.33                 $ 41.00                 $ 451,000
         Sixth                 $ 38,500.00                 $ 42.00                 $ 462,000

         7.       ADDITIONAL RENT (ARTICLE 5):

                  a)       Base Year (subsection 5.2.1): The calendar year of
                           1999.

                  b)       Tenant's Share of Direct Expenses (subsection 5.2.6):
                           50 percent

         8.       PREPAID RENT; / LETTER OF CREDIT AS SECURITY DEPOSIT (SECTION
                  6.1):

                  a)       Prepaid Rent in cash in the amount of   $429,000;

                  b)       Irrevocable Letter of Credit (LOC) of  $434,500

         9.       PERMITTED USE (SECTION 7.1):  General office use

         10.      LIABILITY INSURANCE (MINIMUM) (SUBSECTION 14.5.10):

                  a)       General aggregate limit (other than
                           products-completed operations): $3 Million

                  b)       Products-completed operations aggregate limit: $3
                           Million

                  c)       Personal injury and advertising injury limit: $2
                           Million

                  d)       Each occurrence limit:  $1 Million

                  e)       Fire damage liability limit (any one fire): $1
                           Million

                  f) Medical payments (or expenses) limit (any one person): $25,000

         11.      LATE CHARGE AND INTEREST (ARTICLE 24):

                  a) Late charge (section 24.1): $2500 for Base Rent and seven and one half percent of any other amount due

                  b) Interest on delinquent Rent (section 24.2): one percent per month or any lower legal maximum

         12.      PARKING (SECTION 30.1):  Not applicable

         13.      ADDRESSES FOR NOTICES:

                  a)       Landlord's address (subsection 31.11.3)
                           Spear Street Sapphire
                           128 Spear Street, 4th Floor
                           San Francisco, CA 94105

                  b)       Tenant's address (subsection 31.11.3)
                           Quokka Sports, Inc.,
                           525 Brannan Street
                           San Francisco, CA 94107

                           With copies to:

                           Quokka Sports, Inc.
                           128 Spear St., 2nd/3rd Flrs
                           San Francisco, CA   94105
                           Tel:   (415)
                           Attn:    CEO or CFO

                           And Paul Churchill
                           Cooley Godward
                           One Maritime Plaza, 20th Floor
                           San Francisco, CA 94111

                  c)       Address of Landlord's lender (subsection 31.11.4):

                           Mr. Allan Tan, Credit Administrator
                           Citicorp Bank
                           One Sansome Street, 23rd Flr.
                           San Francisco, CA    94103

         14. BROKERS (SECTION 31.23): Landlord and Tenant recognize James Sobel, Colliers International as Landlord's Broker and John Casey, Triton Commercial as Tenant's Broker for the basic lease transaction, no Broker will be recognized with respect to the exercise of any option or extension of the Lease.

         15. EQUITY: In consideration of Landlord entering into this Lease, upon execution and delivery of the Stock Grant Agreement attached as Exhibit H by both Landlord and Tenant at the same time this Lease is executed, Tenant shall issue to Tiffany M. Gin and Stanton Lowe, together, 3077 shares of Tenant's common stock. Such shares shall be fully paid and nonassessable and shall have all of the rights and privileges of the common stock issued or issuable to Tenant's senior executives pursuant to its Equity Incentive Plan or other form of grant and related documentation, including voting and dividend rights as well as any antidilution and registration rights.

         Each reference in this Lease to any provision in this Summary shall be construed to incorporate all the terms provided under that provision of the Summary. In the event of any conflict between a provision in this Summary and a provision in the balance of the Lease, the latter shall control.

         Executed as of the date stated in section 1 of this Summary.

LANDLORD:

TIFFANY M. GIN and STANTON LOWE
dba SPEAR STREET SAPPHIRE


By: /s/ TIFFANY M. GIN                 By: /s/ STANTON LOWE
    -------------------------------        ---------------------------------
    Tiffany M. Gin                         Stanton Lowe

Its:  Principal                        Its:  Principal

TENANT:

QUOKKA SPORTS, INC.,
a Delaware Corporation


By: /s/ LES SCHMIDT
    -------------------------------
    Les Schmidt

Its:  Chief Financial Officer and Senior Vice President

                                     PART II

                                LEASE PROVISIONS

                                   ARTICLE 1

                      REAL PROPERTY, BUILDING, AND PREMISES

1.1 LEASE OF PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises described in Summary of Basic Lease Information section
4c) (Premises), which are located in the building described in Summary section 4(a) (Building), reserving to Landlord the rights described in Lease section
1.3. The outline of the Premises is set forth in Exhibit A. The Rentable Area or Usable Area of the Premises and the Rentable Area of the Building are set forth in Summary sections 4(b) and 4(c). The Building, the areas servicing the Building (including any adjacent parking structure and parking area), and the land on which the Building and those areas are located (as shown on the site plan attached to this Lease as Exhibit B) are sometimes collectively referred to as the "Real Property." Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically stated in this Lease.

1.2 APPURTENANT RIGHTS. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms, and other public or common areas located on the Real Property. Landlord, however, has the sole discretion to determine the manner in which those public and common areas are maintained and operated, and the use of those areas shall be subject to the Rules and Regulations, as defined in section 7.2.

1.3      LANDLORD'S RESERVATION OF RIGHTS. The following rights are reserved to
Landlord:

         (a) The right to all of the Building, except for the space within the Premises;

         (b) The right to change all elements of the Real Property, except for the space within the Premises;

         (c) The rights reserved to Landlord by provisions of this Lease or by operation of law;

         (d) The exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant; and

         (e) All rights in the economic value of the leasehold estate in the Premises, as stated in Articles 16-17.

1.4 PREPARATION OF PREMISES; ACCEPTANCE. The rights and obligations of the parties regarding the construction of the Premises before the commencement of the Lease Term are stated in the Leasehold Improvement Agreement attached to this Lease as Exhibit C. If this Lease conflicts with the Leasehold Improvement Agreement, the Leasehold Improvement Agreement shall prevail.

1.5      RENTABLE AREA AND USABLE AREA.

1.5.1 ACCEPTANCE OF CALCULATION. For purposes of this Lease, Landlord and Tenant agree that both the "Rentable Area," and "Usable Area" for 2nd and 3rd floors as Premises is 11,000 SQ. FT.

                                    ARTICLE 2

                         SUBSTITUTION OF OTHER PREMISES

            [THIS ARTICLE WAS INTENTIONALLY DELETED FROM THIS LEASE.]

                                   ARTICLE 3
                                   LEASE TERM

3.1 LEASE TERM. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (Lease Term) shall be the period stated in Summary of Basic Lease Information section 5(a). The Lease Term shall commence on the date (Lease Commencement Date) stated in Summary section 5(b) and shall expire on the date (Lease Expiration Date) stated in Summary section 5(c) unless this Lease is sooner terminated as provided in this Lease.

3.2 CONFIRMATION OF LEASE INFORMATION. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form set forth in Exhibit D, attached to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt. Landlord can elect to reasonably modify the provisions of Exhibit D from time to time.

3.3 LEASE YEAR. For purposes of this Lease, the term "Lease Year" means each consecutive twelve- month (12-month) period during the Lease Term as long as:

         (a) The first Lease Year commences on the Lease Commencement Date and ends on twelve (12) months thereafter;

         (b) The second (2nd) and each succeeding Lease Year commences on the first day of the next calendar month; and

         (c) The last Lease Year ends on the Lease Expiration Date or earlier date of termination.

3.4 DELAY IN DELIVERY OF PREMISES. If Landlord is unable to deliver possession of the Premises to Tenant on or before the projected Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease, the Lease Expiration Date or the obligations of Tenant under it, but the Lease Term (and the obligation to pay Rent) shall commence on the date on which Landlord delivers possession of the Premises to Tenant.

3.5 OPTION TO EXTEND TERM. Landlord grants to Tenant one (1) option to extend the Lease Term (Extension Option) for a period of five (5) years (Option
Term), subject to the conditions described in this section 3.5. Tenant shall have no other right to extend the term beyond the Option Term.

3.5.1 CONDITIONS OF OPTION. The Extension Option is subject to the following conditions:

         (a) The Extension Option may be exercised only by written notice delivered by Tenant to Landlord as provided in this section
                  3.5 and only if, as of the date of delivery of the notice, Tenant is not in default under this Lease.

         (b) The rights contained in this section 3.5 shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (and not any assignee, sublessee, or other transferee of Tenant's interest in this Lease) and only if the originally named Tenant occupies the entire Premises as of the date it exercises the Extension Option in accordance with the terms of this section 3.5.

         (c) Tenant properly exercises the Extension Option and is not in default under this Lease at the end of the initial Lease Term, the Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Option Term.

3.5.2    OPTION RENT. The Rent payable by Tenant during the Option Term (Option
Rent) shall be equal to the Fair Market Rental Value of the Premises as of the commencement date of the Option Term but shall not be less than the sum of Base Rent and Tenant's Share of Direct Expenses payable by Tenant immediately before the Option Term.

3.5.2.1 FAIR MARKET RENTAL VALUE. For purposes of this section 3.5, Fair Market Rental Value of the Premises shall be the rental rate, determined in accordance with subsection 3.5.2, at which tenants lease comparable space as of the commencement of the Option Term. For this purpose, "comparable space" shall be office space that is:

         (a)      Not subleased;

         (b)      Not subject to another tenant's expansion rights;

         (c)      Comparable in size, location, and quality to the Premises;

         (d)      Leased for a term comparable to the Option Term; and

         (e)      Located in Comparable Buildings.

3.5.2.2 RENTAL RATE OF COMPARABLE SPACE. In determining the rental rate of comparable space, the rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

         (a) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space; and

         (b) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on age, quality, and layout of the improvements.

3.5.2.3 ADJUSTMENT FOR TENANT IMPROVEMENT ALLOWANCE. If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord's sole option, elect to do the following:

         (a) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

         (b) Reduce the base rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

3.5.2.4 SECURITY DEPOSIT DURING OPTION TERM. During the Option Term, Landlord may require that Tenant provide a security deposit in an appropriate amount based on Landlord's assessment of market conditions, Tenant's financial condition and net worth at the time it exercises the Extension Option and Tenant's reasonably expected profitability for the next twelve (12) months. Such amount shall not be more than one year of Base Rent or less than one month's Base Rent. If such amount exceeds two (2) months' Base Rent, then Tenant can elect to provide a letter of credit in lieu of cash as set forth in Section 6.2. Tenant will reasonably cooperate with Landlord's information requests in this regard provided Landlord maintains the confidentiality of such information.

3.5.3 EXERCISE OF OPTION. The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this subsection 3.5.3.

3.5.3.1 INTEREST NOTICE. If Tenant wishes to exercise the Extension Option, Tenant shall deliver written notice (Interest Notice) to Landlord no less than twelve (12) months before the expiration of the initial Lease Term.

3.5.3.2 OPTION RENT AND SECURITY DEPOSIT NOTICE. After receipt of Tenant's Interest Notice, Landlord shall deliver notice (Option Rent and Security Deposit Notice) to Tenant no less than ten (10) months before the expiration of the initial Lease Term, stating the Option Rent based on Landlord's determination of the Fair Market Rental Value of the Premises as of the commencement date of the Option Term, and stating the amount of any Security Deposit required pursuant to
Section 3.5.2.4, as reasonably determined by Landlord.

3.5.3.3 EXERCISE NOTICE. If Tenant wishes to exercise the Extension Option, Tenant must, on or before the earlier of (a) the date occurring nine (9) months before the expiration of the initial Lease Term or (b) the date occurring thirty
(30) days after Tenant's receipt of the Option Rent and Security Deposit Notice, exercise the Extension Option by delivering written notice (Exercise Notice) to Landlord.

3.5.3.4 OBJECTION TO OPTION RENT. If Tenant wishes to contest the Option Rent or the Security Deposit stated in the Option Rent and Security Deposit Notice, Tenant must provide, with the Exercise Notice, written notice to Landlord that Tenant objects to the stated Option Rent and/or Security Deposit. If Tenant provides such written objection, the parties shall follow the procedure described in Article 26, and the Option Rent and/or Security Deposit shall be determined as set forth in that section.

3.5.3.5 FAILURE TO DELIVER TIMELY NOTICE. If Tenant fails to deliver a timely Interest Notice or Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

3.5.4 AMENDMENT TO LEASE. If Tenant timely exercises its Extension Option, Landlord and Tenant shall, within fifteen (15) days after the Option Rent is determined under this section 3.5 or Article 26, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this section 3.5.

                                    ARTICLE 4
                                    BASE RENT

4.1 DEFINITION OF "BASE RENT"--NO SETOFF. Tenant shall pay to Landlord base rent (Base Rent) in equal monthly installments as set forth in Summary of Basic Lease Information section 6 in advance on or before the first day of every calendar month during the Lease Term, without any setoff or deduction. Payment shall be made at the management office of the Building or at any other place that Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check (drawn on a bank located in the State of California) or via electronically transmitted funds.

4.2 INITIAL PAYMENT; PRORATION. The Base Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) for "Rent," as defined in section 5.1, falls on a day other than the first day of that calendar month, or if any Rent payment is for a period shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

4.3 APPLICATION OF PAYMENTS. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord, unless Landlord elects an alternative application. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

                                   ARTICLE 5
                                 ADDITIONAL RENT

5.1      ADDITIONAL RENT; RENT. In addition to paying the Base Rent specified in
Article 4, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses (as defined in subsections 5.2.2 and 5.2.6) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined in subsection 5.2.1). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent." Base Rent and Additional Rent are collectively referred to in this Lease as "Rent." All amounts due under this Article 5 as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this Article 5 survive the expiration of the Lease Term.

5.2      DEFINITIONS. The following definitions apply in this Article 5:

5.2.1 BASE YEAR. "Base Year" means the period stated in Summary of Basic Lease Information section 7(a).

5.2.2 DIRECT EXPENSES. "Direct Expenses" mean Operating Expenses plus Tax Expenses.

5.2.3 EXPENSE YEAR: "Expense Year" means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

5.2.4 OPERATING EXPENSES. "Operating Expenses" means all expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement, or restoration of the Real Property.

5.2.4.1 EXAMPLES OF OPERATING EXPENSES. The definition of "Operating Expenses" includes any amounts paid or incurred for:

         (a)      The cost of supplying any utilities.

         (b) The cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical, sanitary, storm drainage, escalator, and elevator.

         (c) The cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems.

         (d)      The cost of licenses, certificates, permits, and inspections.

         (e) The cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses.

         (f) The costs incurred in connection with the implementation and operation of a transportation system management program or similar program.

         (g) The cost of insurance carried by Landlord, in amounts reasonably determined by Landlord.

         (h) Fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, repair and maintenance of the Real Property.

         (i) Wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building plus employer's Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord's employees provide services for more than one building of Landlord, only the prorated portion of those employees' wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Real Property shall be included in Operating Expenses.

         (j) Payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building.

         (k) Amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America's as its prime rate plus two
                  (2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and Real Property.

         (l) The cost of capital improvements or other costs incurred in connection with the Real Property that (1) are intended as a labor- saving device or to effect other economies in the maintenance or operation of all or part of the Real Property or (2) are required under any government law or regulation but that were not required in connection with the Real Property when permits for the construction of the Building were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (l)) over their useful life, as reasonably determined by Landlord.

5.2.4.2 ADJUSTMENT OF OPERATING EXPENSES. Operating Expenses shall be adjusted as follows:

5.2.4.2.1 Gross-Up Adjustment When Building Is Less Than Fully Occupied. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than 95 percent, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95 percent occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this subsection 5.2.4.2.1, "variable components" include only those component expenses that are affected by variations in occupancy levels.

5.2.4.2.2 Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during this period if Landlord had furnished such service or work to that tenant.

5.2.4.3 EXCLUSIONS FROM OPERATING EXPENSES. Despite any other provision of subsection 5.2.4, Operating Expenses shall not include:

         (a) Depreciation on the Building, Premises and improvements, interest, or amortization on mortgages or ground lease payments.

         (b) Legal fees incurred in negotiating and enforcing tenant leases.

         (c)      Real estate brokers' leasing commissions.

         (d)      Improvements to tenant spaces.

         (e) The cost of providing any service directly to and paid directly by any tenant.

         (f) Any costs expressly excluded from Operating Expenses elsewhere in this Lease.

         (g) Costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses.

         (h) Costs of capital improvements, except as otherwise stated in this section 5.2.

         (i) Payments to Landlord's subsidiaries or affiliates for management or other services on or to the Building, including insurance, or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on an arm's length basis.

         (j) All rental and other payments due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to any Building and equipment leased in order to reduce operating expenses.)

         (k) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

         (l) Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

         (m) The cost of correcting any building code or other violations which were in effect on or prior to the Commencement Date, unless occasioned by Tenant's special use of the Premises or Alterations.

         (n) Increased or incremental costs caused by Landlord's breach of this Lease, gross negligence or willful misconduct, including any fines or penalties due to violation of law or regulation.

         (o) Any costs in excess of 100% of actual Operating Expenses and any Gross Up Adjustments pursuant to Section 5.2.4.2.1 above.

         (p) Any costs billed to Tenant more than one year after Landlord incurred such cost and was invoiced for same.

5.2.5 TAX EXPENSES. "Tax Expenses" means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Real Property. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Building.

5.2.5.1 ADJUSTMENT OF TAXES. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross-receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one-hundred-percent (100%) occupied with rent-paying tenants.

5.2.5.2  INCLUDED TAX EXPENSES. Tax Expenses shall include:

         (a) Any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of "real property tax." Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Tax Expenses shall also include any government or private assessments (or the Building's contribution toward a government or private cost-sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of "Tax Expenses" for purposes of this Lease.

         (b) Any assessment, tax, fee, levy, or charge allocable to, or measured by, the area of the Premises or the rent payable under this Lease, including any gross income tax with respect to the receipt of that rent, or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises.

         (c) Any assessment, tax, fee, levy, or charge on this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

         (d) Any possessory taxes charged or levied in place of real property taxes.

5.2.5.3 CONTEST COSTS; REFUNDS. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

5.2.5.4 EXCLUDED TAXES. Despite any other provision of subsection 5.2.5 (except as provided in subsection 5.2.5.2 or levied entirely or partially in lieu of Tax Expenses), the following shall be excluded from Tax Expenses:

         (a) All excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building);

         (b)      Any items included as Operating Expenses; and

         (c)      Any items paid by Tenant under section 5.5.

5.2.6 TENANT'S SHARE. "Tenant's Share" means the percentage stated in Summary of Basic Lease Information section 7(b). Tenant's Share is calculated by dividing the number of Rentable Square Feet of the Premises by the total Rentable Square Feet in the Building and multiplying the result by 100. If either the Premises or the Building is expanded or reduced, Tenant's Share shall be appropriately adjusted. Tenant's Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant's Share was in effect.

5.3 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant's Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

5.3.1 CALCULATION OF EXCESS. If Tenant's Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (Excess), in the manner stated in subsection 5.3.2.

5.3.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year a statement (Statement) stating the Direct Expenses incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any Excess. On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of that Excess, less the amounts (if any) paid during that Expense Year as Estimated Excess (as defined in subsection 5.3.3). Landlord's failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights under this Article 5. Even if the Lease Term has expired and Tenant has vacated the Premises, if an Excess exists when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under subsection 5.3.1. The provisions of this subsection 5.3.2 shall survive the expiration or earlier termination of the Lease Term.

5.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. Landlord shall give Tenant a yearly expense estimate statement (Estimate Statement) stating:

         (a) Landlord's reasonable estimate (Estimate) of the total amount of Direct Expenses for the then-current Expense Year; and

         (b) The estimated excess (Estimated Excess). The Estimated Excess shall be calculated by comparing estimated Direct Expenses (which shall be based on the Estimate) to the amount of Direct Expenses applicable to the Base Year. Landlord's failure to furnish the Estimate Statement for any Expense Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 5. If an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of that Estimated Excess for the then current Expense Year (reduced by any amounts paid as provided in the last sentence of this subsection 5.3.3). The numerator of that fraction shall be the number of months that have elapsed in that current Expense Year (including the month of the payment), and the denominator shall be twelve (12). Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Base Rent installments, an amount equal to one twelfth (1/12th) of the total Estimated Excess stated in the previous Estimate Statement delivered by Landlord to Tenant.

5.4      ALLOCATION OF DIRECT EXPENSES. Despite any other provision of this
Article 5, in the calculation of Direct Expenses for the Base Year:

         (a) Direct Expenses shall not include any increase in Tax Expenses attributable to (1) special assessments, charges, costs, or fees; or (2) modifications or changes in government laws or regulations, including institution of a split tax roll; and

         (b) Operating Expenses shall exclude (1) market-wide labor-rate increases arising from extraordinary circumstances (such as boycotts and strikes) and (2) utility rate increases arising from extraordinary circumstances (such as conservation surcharges, boycotts, embargoes, or other shortages).] [omit?]

5.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord, on demand, as Additional Rent, for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are:

         (a) Measured by or reasonably attributable to: (1) The cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises; or (2) The cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold improvements exceeds the cost or value of a building-standard build-out, as reasonably determined by Landlord, regardless of whether title to those improvements is vested in Tenant or Landlord);

         (b) Assessed on or related to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of:

                  (1) The Premises;

                  (2) Any portion of the Real Property; or

                  (3) Any parking facility used by Tenant in connection with this Lease; or

         (c) Assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or an estate in the Premises.

5.6 LANDLORD'S BOOKS AND RECORDS. If Tenant disputes the amount of Additional Rent stated in the Statement, Tenant may designate, within forty-five days after receipt of that Statement, an independent certified public accountant to inspect Landlord's records. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. The accountant must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made by an independent certified public accountant selected by Landlord and who is a member of a nationally recognized accounting firm. That certification shall be final and conclusive. The cost of such certification shall be borne by Tenant, unless the certification determines that Tenant has overpaid Landlord by more than five percent of the sum actually due for the applicable time period. Landlord shall promptly remit the balance of any overpayment to Tenant or credit such sum against the next due installments of Additional Rent.

                                   ARTICLE 6
             PREPAID RENT; AND LETTER OF CREDIT AS SECURITY DEPOSIT

6.1 AMOUNT OF PREPAID RENT. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord as prepaid rent for the third year of the Lease a cash sum of Four Hundred Twenty Nine Thousand Dollars or $429,000 earning no interest for the Tenant , as property of Landlord , subject to Sections 31.16 and 31.17 hereof. Landlord shall apply such sum to Tenant's Base Rent obligation pursuant to Article 4.

6.2 LETTER OF CREDIT AS SECURITY DEPOSIT . Tenant shall also deliver to Landlord, concurrently with execution of this Lease, and cause to be in effect during the term of this Lease, as a security deposit in lieu of a cash security deposit for the full and faithful performance by Tenant of all of its obligations under this Lease, an irrevocable negotiable letter of credit, in the form and containing the terms required herein, running in favor of Landlord issued by a solvent bank under the supervision of the Superintendent of Banks of the State of California or a National Banking Association in the amount of Four Hundred Thirty Four Thousand Five Hundred Dollars ($434,500) for the initial five (5) years of the Lease Term and thereafter in the amount of Two Hundred Seventeen Thousand Two Hundred Fifty Thousand Dollars ($217,250); unless Tenant is in default under this Lease at the beginning of the sixth year of the Lease, in which case the amount shall remain $434,5000 for the balance of the Lease Term (the "Letter of Credit").

         The Letter of Credit is intended to be utilized as a security deposit in the event of Tenant's monetary default and for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, after notice of breach and opportunity to cure as set forth in
Article 22 and without prejudice to any other remedy it has, draw on the Letter of Credit and apply all or part of the Security Deposit to:

         (a)      Any Rent or other sum in default;

         (b) Any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Article 23; or

         (c) Any expense, loss, or damage that Landlord may suffer because of Tenant's default. Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other reasonably foreseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees.

6.3 FORM AND TERMS OF LETTER OF CREDIT. The Letter of Credit (and the bank issuing the same) below shall be acceptable to Landlord, in Landlord's reasonable discretion. The Letter of Credit shall be:

         (a)      Drawable at sight and irrevocable.

         (b) Maintained in effect, whether through replacement, renewal or extension, for the entire Lease term and for thirty (30) days thereafter (the "Letter of Credit Expiration Date") and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit without any action whatsoever on the part of Landlord.

         (c) Subject to the Uniform Customs and Documentary Credits (1983-Rev) International Chamber of Commerce Publication #400.

         (d)      Acceptable to Landlord in its reasonable discretion.

         (e) Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit.

         (f)      Subject to partial draws.

6.3.1    LANDLORD'S RIGHTS TO DRAW ON LETTER OF CREDIT:

         (1) Landlord, shall have the right to draw down in an amount necessary to cure Tenant's default pursuant to Section 6.2 up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's statement under penalty of perjury, that Tenant is in default hereunder after written notice hereof and expiration of the application cure period and such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

         (2) The Letter of Credit and draw request will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

         (3) In the event of a transfer of Landlord's interest in any of the Buildings of which the Premises are a part, Landlord shall have the right to transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor if such transferee assumes such obligations. If, as a result of any such application of all or any part of such security, the amount secured by the Letter of Credit shall be less than FOUR HUNDRED THIRTY FOUR THOUSAND FIVE HUNDRED DOLLARS ($434,500), or any lesser amount required hereunder, Tenant shall forthwith provide Landlord with additional letter(s) of credit or cash in an amount equal to the deficiency and each such additional letter of credit shall comply with all the provisions of this section. In no event shall the total amount of the Letter of Credit exceed $434,500, however.

6.3.2 TENANT'S COVENANTS AND WARRANTS ON LETTER OF CREDIT: Tenant further covenants and warrants that it will not assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by such an assignment, encumbrance, attempted assignment or attempted encumbrance.

6.3.3 EXPIRATION, RENEWAL, SUBSTITUTION OF ANOTHER LETTER OF CREDIT: If the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty
(30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord.

However, if the Letter of Credit is not timely renewed or a substitute letter of credit or cash is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth in this Section and all other applicable provisions of this Lease, failing which the Landlord may present such Letter of Credit to the bank in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section.

If Tenant is in default beyond any applicable notice and cure period in the payment of Basic Rent or operating expenses or taxes due hereunder, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure such default, in which case Tenant shall no longer be deemed to be in default hereunder, and this Lease shall continue in full force and effect. Tenant shall, immediately on demand, pay Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount required under this Lease.

6.4 LANDLORD'S TRANSFER OF IRREVOCABLE LETTER OF CREDIT/SECURITY DEPOSIT ON TRANSFER OF REAL PROPERTY. If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit, if such transferee assumes these obligations.

6.5 RESTORATION OF IRREVOCABLE LETTER OF CREDIT/SECURITY DEPOSIT:. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty days (30) after demand by Landlord, deposit with Landlord an amount sufficient to restore the Letter of Credit/Security Deposit to its original amount.

6.6 INTEREST ON PREPAID RENT/SECURITY DEPOSIT. Tenant is not entitled to any interest on the Security Deposit nor Prepaid Rent.

                                   ARTICLE 7
                                       USE

7.1 PERMITTED USE. Tenant shall use the Premises solely for the "Permitted Use," as defined in Summary of Basic Lease Information section 9. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion.

7.2 RULES AND REGULATIONS. Tenant shall comply with the rules attached to this Lease as Exhibit E and any reasonable amendments or additions promulgated by Landlord from time to time after reasonable notice and opportunity to comment by Tenant for the safety, care, and cleanliness of the Premises, Building, and Real Property or for the preservation of good order (Rules and Regulations). Such Rules and Regulations shall be applicable to all office tenants in the Building. Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations.

7.3 ADDITIONAL RESTRICTIONS ON USE. In addition to complying with other provisions of this Lease concerning the use of the Premises:

         (a) Tenant shall not permit the occupancy of the Premises at any time during the Lease Term to exceed one person (including visitors) per 165 Usable Square Feet of space in the Premises;

         (b) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders, that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of buildings adjacent to the Building; and

         (c) Tenant shall comply with all recorded covenants, conditions, and restrictions that now or later affect the Real Property.

                                   ARTICLE 8
                              COMPLIANCE WITH LAWS

8.1 DEFINITION OF "LAWS AND ORDERS." For purposes of this Article 8, the term "Laws and Orders" includes all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

8.2 REPAIRS, REPLACEMENTS, ALTERATIONS, AND IMPROVEMENTS. Tenant shall continuously and without exception repair and maintain the Premises, including Tenant Improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Laws and Orders. Tenant, at Tenant's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant's particular use of the Premises, (b) improvements to the Premises by Tenant subsequent to the Lease Execution Date, or (b) any proposed Alterations located in the Premises. Tenant shall not otherwise be responsible to bring the Premises into compliance with Laws and Orders to the extent the Premises failed to comply with same as of the Commencement Date. Tenant shall not be required by Landlord to implement proposed Improvements or Alterations if Tenant determines that the additional costs associated with compliance with Laws and Orders are prohibitive, unless legally required to do so.

Landlord, at Landlord's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to the Base Building. If, however, such compliance work on the Base Building is triggered by the Tenant Improvements or Alterations requested by Tenant under Article 12, Tenant shall bear all expense of such work on the Base Building.

8.3 COLLATERAL ESTOPPEL. The judgment of any court of competent jurisdiction, or the admission of Tenant in any judicial or administrative action or proceeding that Tenant has violated any Laws and Orders shall be conclusive, between Landlord and Tenant, of that fact, whether or not Landlord is a party to that action or proceeding.

                                   ARTICLE 9
                               HAZARDOUS MATERIAL

9.1 USE OF HAZARDOUS MATERIAL. Tenant shall not cause or permit any Hazardous Material, as defined in section 9.5, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Building by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Material. Tenant shall:

         (a) Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (Environment Laws), including those Environmental Laws identified in section 9.5; and

         (b) Comply at all times during the Lease with all Environmental Laws. 9.2. NOTICE OF RELEASE OR INVESTIGATION. If during the Lease Term (including any extensions), Tenant becomes aware of
                  (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises or the Building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises or the Building, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

9.2 INDEMNIFICATION. Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Tenant or Tenant's agents, contractors, or invitees. This indemnification includes:

         (a) Losses attributable to diminution in the value of the Premises or the Building;

         (b)      Loss or restriction of use of rentable space in the Building;

         (c)      Adverse effect on the marketing of any space in the Building;
                  and

         (d) All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.

         This indemnification shall survive the expiration or termination of this Lease.

9.3 REMEDIATION OBLIGATIONS. If the presence of any Hazardous Material brought onto the Premises or the Building by Tenant or Tenant's employees, agents, contractors, or invitees results in contamination of the Building, Tenant shall promptly take all necessary actions, at Tenant's sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in section 9.3.

9.4 DEFINITION OF "HAZARDOUS MATERIAL." As used in this Article 9, the term "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes:

         (a) Any "hazardous substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675);

         (b) "Hazardous waste," as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k);

         (c) Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

         (d)      Petroleum products;

         (e) Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4;

         (f)      Asbestos in any form or condition; and

         (g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

                                   ARTICLE 10

                             UTILITIES AND SERVICES

10.1 STANDARD UTILITIES AND SERVICES. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Tenant shall be responsible to pay for its usage on the 2nd and 3rd floors the following utilities and services on all days during the Lease Term, unless otherwise stated in the Lease:

10.1.1 HEATING AND AIR-CONDITIONING. Tenant shall pay the cost of heating and air conditioning in the Premises, as reasonably and solely determined by Tenant.

10.1.2 ELECTRICITY. Tenant shall pay electricity for lighting and power in the Premises. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises on Tenant's request and at Tenant's expense. Tenant shall replace lamps, starters, and ballasts for non-Building standard lighting fixtures within the Premises at Tenant's expense.

10.1.3 WATER. Landlord shall provide city water from the regular Building outlets for drinking, lavatory, and toilet purposes.

10.1.4 JANITORIAL SERVICES. Tenant is to pay for its own janitorial services in and about the Premises on Mondays through Fridays, except on Holidays. Tenant is also responsible to provide janitorial services at its costs to any above-standard improvements installed in the Premises such as metallic trim, wood floor covering, glass panels, interior windows, kitchens, and executive workrooms.

10.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may affect the temperature otherwise maintained by the air-conditioning system or increase the water normally furnished to the Premises by Landlord under section 10.1. If such consent is given, Landlord shall have the right to install supplementary air-conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Landlord, Tenant shall pay the cost for such supplementary facilities, including the cost of (a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment; and (c) other similar charges. If Tenant uses water, electricity, heat, or air-conditioning in excess of that required to be supplied by Landlord under section 10.1, Tenant shall pay to Landlord, on billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Tenant's excess consumption. Landlord may install devices to separately meter any increased use. On demand, Tenant shall pay the increased cost directly to Landlord, including the cost of the additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders serving the Building and Premises or the risers or wiring installation. If Tenant wishes to use heat, ventilation, or air-conditioning during hours other than those for which Landlord is obligated to supply such utilities under section 10.1, Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate, and Landlord shall supply such utilities to Tenant at an hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord under this section 10.2 for use of additional utilities shall be considered Additional Rent under this Lease and shall be billed on a monthly basis.

10.3 INTERRUPTION OF UTILITIES. Except to the extent of Landlord's gross negligence or willful misconduct, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by:

         (a)      Breakage, repairs, replacements, or improvements;

         (b)      Strike, lockout, or other labor trouble;

         (c) Inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so;

         (d)      Accident or casualty;

         (e)      Act or default of Tenant or other parties; or

         (f)      Any other cause beyond Landlord's reasonable control.

         In any event, such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

         Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article 10. Landlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant's use of the Premises.

                                   ARTICLE 11
                             REPAIRS AND MAINTENANCE

11.1 TENANT'S REPAIR AND MAINTENANCE OBLIGATIONS. Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article
12), keep the Premises (including all Tenant Improvements, Alterations, fixtures, and furnishings) in good order, repair, and condition at all times during the Lease Term. Under Landlord's supervision, subject to Landlord's prior approval, and within any reasonable period specified by Landlord, Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12) promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances. At Landlord's option or if Tenant fails to make such repairs, Landlord may, but need not make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord's out-of-pocket costs incurred in connection with such repairs and replacements plus a percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs and replacements. Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 12
                            ALTERATIONS AND ADDITIONS

12.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions, or changes to the Premises (Alterations) without obtaining Landlord's prior written consent.

12.1.1 CONSENT PROCEDURE; CONDITIONS. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due.

12.1.2 REASONABLE CONSENT. Landlord shall not unreasonably withhold its consent to proposed Alterations. The Alterations for which Landlord may reasonably withhold consent include those that would or could:

         (a) Affect the structure of the Building or any portion of the Building other than the interior of the Premises;

         (b) Affect the Base Building Systems (as defined below) of the Premises or Building;

         (c) Result in Landlord's being required under Laws and Orders to perform any work that Landlord could otherwise avoid or defer (Additional Required Work);

         (d) Result in an increase in the demand for utilities or services that Landlord is required to provide; or

         (e) Cause an increase in the premiums for hazard or liability insurance carried by Landlord. "Base Building Systems" means all systems and equipment (including plumbing; heating, ventilation, and air-conditioning; electrical; fire/life-safety; elevator; and security systems) that serve all or part of the Building.

12.1.3 COSTS OF REVIEW. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants retained by Landlord to review the proposed Alterations.

12.2 COMPLIANCE OF ALTERATIONS WITH LAWS AND INSURANCE REQUIREMENTS. Tenant shall cause all Alterations to comply with the following:

         (a)      Applicable Laws and Orders;

         (b)      Applicable requirements of a fire-rating bureau; or

         (c) Applicable requirements of Landlord's hazard insurance carrier to the extent that Tenant is informed of them.

Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins.

Tenant shall, at Tenant's sole expense, perform any Additional Required Work in the Premises, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant's expense. No consent by Landlord to any proposed work shall constitute a waiver of Tenant's obligations under this section 12.2.

12.3 MANNER OF CONSTRUCTION. Tenant shall build Alterations entirely within the Premises and in conformance with Landlord's construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord. All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecuted to completion.

Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that does not interfere either with other tenants' use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times.

Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of Alterations as built.

12.4 PAYMENT FOR ALTERATIONS. Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. At least seven (7) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility.

         On completion of any Alteration, Tenant shall:

         (a) Cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located, in accordance with Civil Code section 3093 or any successor statute;

         (b) Deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials; and

         (c) Pay to Landlord five percent (5% of the cost of constructing the Alteration to compensate Landlord for all overhead, costs, and expenses arising from Landlord's involvement with that work.

12.5 CONSTRUCTION INSURANCE. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Article 14 or by a policy of builder's all-risk insurance in an amount approved by Landlord.

If Landlord requires Tenant to provide builder's all-risk insurance for the proposed Alterations, Tenant shall provide a copy of the policy, any endorsements, and an original certificate of insurance that complies with subsection 14.9.2.

Tenant shall cause each contractor and subcontractor to maintain all workers' compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of that insurance to Landlord before construction begins.

12.6 LANDLORD'S PROPERTY. All Alterations, signs, fixtures, or equipment that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation. Tenant may remove any trade fixtures or freestanding kitchen or office equipment that Tenant can substantiate to Landlord has not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord. Tenant must repair any damage to the Premises and Building caused by that removal.

By written notice to Tenant either before expiration of the Lease Term or within a reasonable time after any earlier termination of this Lease, Landlord may require Tenant, at Tenant's sole expense, to remove any Alterations and restore the Premises to their configuration and condition before the Alterations were made provided that Landlord so conditioned its consent to such Alterations. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant.

12.7 INITIAL IMPROVEMENTS. The construction of any initial improvements to the Premises shall be governed by the terms of the Leasehold Improvement Agreement, attached to this Lease as Exhibit C, and not the terms of this
Article 12.

                                   ARTICLE 13
                             COVENANT AGAINST LIENS

13.1 COVENANT AGAINST LIENS. Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord's or Tenant's interest in the Premises, Building, or Real Property by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, Building, or Real Property with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration or Tenant Improvements, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility.

If any such lien attaches or Tenant receives notice of any such lien, Tenant shall cause the lien to be immediately released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within five (5) days after Landlord delivers notice of the lien to Tenant, Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant.

                                   ARTICLE 14
                   EXCULPATION, INDEMNIFICATION, AND INSURANCE

14.1 DEFINITION OF "TENANT PARTIES" AND "LANDLORD PARTIES." For purposes of this Article 14, the term "Tenant Parties" refers singularly and collectively to Tenant and Tenant's officers, members, partners, agents, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities. The term "Landlord Parties" refers singularly and collectively to Landlord and the partners, venturers, trustees, and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, lenders and independent contractors of these persons or entities.

14.2     EXCULPATION.

14.2.1 EXCULPATION. To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, knowingly and voluntarily assumes the risk of, and agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following:

         (a)      Injury to or death of any person; or

         (b) Loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause. Landlord Parties shall not be liable under this clause regardless of whether the liability results from any active or passive act, error or omission, ; or is based on claims in which liability without fault or strict liability is imposed or sought to be imposed on any of the Landlord Parties. This exculpation clause shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was approximately caused by Landlord Parties' fraud, gross negligence, willful injury to person or property, or violation of law.

14.2.2 SURVIVAL OF EXCULPATION. The clauses of this section 14.2 shall survive the expiration or earlier termination of this Lease until all claims within the scope of this section 14.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

14.2.3   TENANT'S ACKNOWLEDGMENT OF FAIRNESS. Tenant acknowledges that this section 14.2 was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify, or alter it.

14.2.4 NO EXCULPATION FOR NONDELEGABLE DUTIES. This exculpation clause may not be interpreted or construed as an attempt by Landlord to be relieved of liability arising out of a nondelegable duty on the part of Landlord.

14.2.5 WAIVER OF CIVIL CODE SECTION 1542. With respect to the exculpation provided in this Article 14, Tenant waives the benefits of Civil Code section 1542, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

14.3     INDEMNIFICATION.

14.3.1 TENANT'S INDEMNIFICATION OF LANDLORD PARTIES. To the fullest extent permitted by law, Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord Parties from and against all Claims, as defined in subsection 14.3.2, from any cause, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, except to the extent caused by Landlord, including:

         (a) The use or occupancy, or manner of use or occupancy, of the Premises or Building by Tenant Parties;

         (b) Any act, error, omission, or negligence of Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Real Property;

         (c)      Tenant's conducting of its business;

         (d) Any alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises or Building, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, decrees, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and

         (e) Any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination.

14.3.2 DEFINITION OF CLAIMS. For purposes of this Lease, "Claims" means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

14.3.3 TYPE OF INJURY OR LOSS. This indemnification extends to and includes Claims for:

         (a) Injury to any persons (including death at any time resulting from that injury);

         (b) Loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and

         (c) All economic losses and consequential or resulting damage of any kind.

14.3.4 ACTIVE OR PASSIVE NEGLIGENCE; STRICT LIABILITY. Except as provided in this subsection 14.3.4, the indemnification in subsection 14.3.1 shall apply regardless of the active or passive negligence of Landlord Parties and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Landlord Parties. The indemnification in subsection
14.3.1 shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against one Landlord Party was proximately caused by the willful misconduct of that Landlord Party. In that event, however, this indemnification shall remain valid for all other Landlord Parties.

14.3.5 INDEMNIFICATION INDEPENDENT OF INSURANCE OBLIGATIONS. The indemnification provided in this Article 14 may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations. Tenant's compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant's indemnification obligations under this Lease.

14.3.6 ATTORNEY FEES. The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification clauses set forth in this section 14.3.

14.3.7 SURVIVAL OF INDEMNIFICATION. The clauses of this section 14.3 shall survive the expiration or earlier termination of this Lease until all claims against Landlord Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

14.3.8 DUTY TO DEFEND. Tenant's duty to defend Landlord Parties is separate and independent of Tenant's duty to indemnify Landlord Parties. The duty to defend includes claims for which Landlord Parties may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend Landlord Parties at any stage of any claim or suit within the scope of this section 14.3.

14.4 COMPLIANCE WITH INSURER REQUIREMENTS. Tenant shall, at Tenant's sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant's insurers, landlord's insurers, or both. If Tenant's business operations, conduct, or use of the Premises or the Building cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant's sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

14.5 TENANT'S LIABILITY COVERAGE. Subject only to section 31.12, Tenant shall, at Tenant's sole expense, maintain the coverages set forth in this section 14.5.

14.5.1 COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant shall obtain commercial general liability insurance written on an "occurrence" policy form, covering bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Building.

14.5.2 BROAD FORM COVERAGE. Tenant's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises-operations coverage, products-completed operations coverage, owners and contractors protective coverage (when reasonably required by landlord), and the broadest available form of contractual liability coverage. It is the parties' intent that Tenant's contractual liability coverage provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

14.5.3   PRIMARY INSURED. Tenant shall be the first or primary named insured.

14.5.4 ADDITIONAL INSUREDS. Landlord Parties and any lender of Landlord shall be named by endorsement as additional insureds under Tenant's general liability coverage. The additional insured endorsement must be on ISO Form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require.

14.5.5 CROSS-LIABILITY; SEVERABILITY OF INTERESTS. Tenant's general liability policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord, and any lender of Landlord and to provide severability of interests.

14.5.6 PRIMARY INSURANCE ENDORSEMENTS FOR ADDITIONAL INSUREDS. Tenant's general liability policies shall be endorsed as needed to provide that the insurance afforded by those policies to the additional insureds is primary and that all insurance carried by Landlord Parties is strictly excess and secondary and shall not contribute with Tenant's liability insurance.

14.5.7 SCOPE OF COVERAGE FOR ADDITIONAL INSUREDS. The coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

14.5.8 DELIVERY OF CERTIFICATE, POLICY, AND ENDORSEMENTS. Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this section 14.5 as well as a certified copy of Tenant's liability policy or policies and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than thirty
(30) days' advance written notice to Landlord from the insurer or insurers of any cancellation, nonrenewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease.

The "endeavor to" and "failure to mail such notice shall impose no obligation or liability of any kind upon the Company" language and any similar language shall be stricken from the certificate.

14.5.9 CONCURRENCY OF PRIMARY, EXCESS, AND UMBRELLA POLICIES. Tenant's liability insurance coverage may be provided by a combination of primary, excess, and umbrella policies, but those policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

14.5.10 LIABILITY LIMITS. The minimum acceptable limits of liability for Tenant's liability insurance are set forth in Summary of Basic Lease Information section 10.

14.5.11 "PER LOCATION" ENDORSEMENT. Tenant shall, at Tenant's sole expense, procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises.

14.5.12 SURVIVAL OF INSURANCE REQUIREMENTS. Tenant shall, at Tenant's sole expense, maintain in full force and effect the liability insurance coverages required under this Lease and shall maintain Landlord Parties and any lender specified by Landlord as additional insureds, as required by subsection 14.5.4 of this lease, for a period of no less than two (2) years after expiration or earlier termination of this Lease.

14.6 TENANT'S WORKERS' COMPENSATION AND EMPLOYER LIABILITY COVERAGE. Tenant shall procure and maintain workers' compensation insurance as required by law and employer's liability insurance with limits of no less than ONE-MILLION DOLLARS ($1,000,000).

14.7 TENANT'S FIRST PARTY INSURANCE. Tenant shall, at Tenant's sole expense, procure and maintain the first party insurance coverages described in this section 14.7.

14.7.1 TENANT'S PROPERTY INSURANCE. Tenant shall procure and maintain property insurance coverage for:

         (a) All office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Building, including property installed by, for, or at the expense of Tenant;

         (b) "Tenant Improvements," as defined in the Leasehold Improvement Agreement; an

         (c) All other improvements, betterments, alterations, and additions to the Premises.

         Tenant's property insurance must fulfill the following requirements:

         (a) It must be written on the broadest available "all-risk" (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord;

         (b)      It must include earthquakes as a covered cause of loss;

         (c) It must include an agreed-amount endorsement for no less than one-hundred (100) percent of the full replacement cost (new without deduction for depreciation) of the covered items and property; and

         (d) The amounts of coverage must meet any coinsurance requirements of the policy or policies.

         It is the parties' intent that Tenant shall structure its property insurance program so that no coinsurance penalty shall be imposed and there shall be no valuation shortfalls or disputes with any insurer or with Landlord. The property insurance coverage shall include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage.

14.7.2 BUSINESS INCOME AND EXTRA EXPENSE COVERAGE. Tenant shall further procure and maintain business income (business interruption) insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all direct or indirect loss of income and charges and costs incurred arising out of all perils insured against by Tenant's property insurance coverage, including prevention of, or denial of use of or access to, all or part of the Premises or the Building, as a result of those perils.

The business income and extra expense coverage shall provide coverage for no less than twelve (12) months of the loss of income, charges, and costs contemplated under the Lease and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business income and extra expense coverage shall be issued by the insurer that issues Tenant's other first party coverage.

14.8 OTHER TENANT INSURANCE COVERAGE. Tenant shall, at Tenant's sole expense, procure and maintain any other and further insurance coverages that Landlord or Landlord's lender may reasonably require as a result of changing market conditions or additional risks to the extent such coverages are available on commercially reasonable terms.

14.9     FORM OF POLICIES AND ADDITIONAL REQUIREMENTS.

14.9.1 INSURANCE INDEPENDENT OF EXCULPATION AND INDEMNIFICATION. The insurance requirements set forth in sections 14.4-14.10 are independent of Tenant's exculpation, indemnification, and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit, or modify Tenant's exculpation, indemnification, and other obligations or to limit Tenant's liability under this Lease.

14.9.2 FORM OF POLICIES. In addition to the requirements set forth in subsection 14.5.8, the insurance required of Tenant under this Article 14 must:

         (a) Name Landlord and any other party Landlord specifies by endorsement as an additional insured;

         (b) Be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the State of California;

         (c) Be primary insurance for all claims under it and provide that any insurance carried by Landlord Parties and Landlord lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; and

         (d) Provide that insurance may not be canceled, nonrenewed, or the subject of material change in coverage or available limits of coverage, except on thirty (30) days' prior written notice to Landlord and Landlord's lenders.

14.9.3 TENANT'S DELIVERY OF POLICY, ENDORSEMENTS, AND CERTIFICATES. Tenant shall deliver the policy or policies, along with any endorsements to them and certificates required by this Article 14, to Landlord:

         (a)      On or before the Lease Commencement Date;

         (b) At least thirty (30) days before the expiration date of any policy; and

         (c)      On renewal of any policy.

14.9.4 DEDUCTIBLES AND SELF-INSURED RETENTIONS. All deductibles and self-insured retentions under Tenant's policies are subject to Landlord's prior written approval.

14.10 WAIVER OF SUBROGATION. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

                                   ARTICLE 15
                             DAMAGE AND DESTRUCTION

15.1 REPAIR OF DAMAGE BY LANDLORD. Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature (Casualty). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease under section 15.3 or 15.4, Landlord shall promptly and diligently restore at Landlord's sole cost and expense such common areas of the Base Building and the Tenant Improvements in place on the Lease Execution Date to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other reasonable modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant's access to the Premises. Landlord's obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control and subject to the other clauses of this Article 15. If Tenant requests that Landlord modify the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on:

         (a) Tenant's payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the Tenant Improvements; and

         (b) Confirmation by Landlord's architect or contractor that the modifications will not materially increase the scope of work or the time necessary to complete the Tenant Improvements.

15.2     REPAIR PERIOD NOTICE. Landlord shall, within the later of (a) sixty
(60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty or (b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, provide written notice to Tenant indicating the reasonably anticipated period for repairing the Casualty (Repair Period Notice). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease under section 15.3.

15.3 LANDLORD'S OPTION TO TERMINATE OR REPAIR. Landlord may elect either to terminate this Lease or to effectuate repairs if:

         (a) The Repair Period Notice reasonably estimates that the period for repairing the Casualty exceeds two-hundred and seventy
                  (270) days from the date of the commencement of the repair;

         (b) The estimated repair cost exceeds the insurance proceeds, if any, available for such repair, plus any amount that Tenant is obligated or elects to pay for such repair;

         (c) The estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or

         (d) The Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty.

         Landlord's election shall be stated in the Repair Period Notice.

15.4 TENANT'S OPTION TO TERMINATE. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two-hundred and seventy (270) days, Tenant may elect to terminate this Lease by providing written notice (Tenant's Termination Notice) to Landlord within ten (10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten-day (10-day) period, Tenant shall be considered to have waived the option to terminate.

15.5 RENT ABATEMENT DUE TO CASUALTY. Landlord and Tenant agree that, if the Casualty was not the result of the gross negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable (due to physical damage to the Premises or Base Building Systems or the unavailability of access to the Premises) and not used by Tenant, but only to the extent that Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as a part of Operating Expenses. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the Premises and ending on the date of Substantial Completion of Landlord's restoration obligations as provided in this Article 15. Subject to section 15.4, the Rent abatement provided in this section 15.5 is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). Tenant agrees to maintain business interruption insurance in amounts and with coverage no less than that required by subsection 14.7.2 to provide coverage regarding such matters.

15.6 DAMAGE NEAR END OF TERM. Despite any other provision of this Article 15, if the Premises or the Building is destroyed or damaged by a Casualty during the last eighteen (18) months of the Lease Term and Landlord reasonably anticipates that the time to make repairs exceeds ninety days, then either Tenant or Landlord shall have the option to terminate this Lease by giving written notice to the other of the exercise of that option within thirty (30) days after that damage or destruction.

15.7 EFFECTIVE DATE OF TERMINATION; RENT APPORTIONMENT. If Landlord or Tenant elects to terminate this Lease under this Article 15 in connection with a Casualty, this termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease. . Any Prepaid Rent which has not been earned shall also be timely refunded and the Security Deposit shall be returned pursuant to
Article 6.

15.8 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including those in this Article 15, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building, or Real Property. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code sections 1932(2) and 1933(4), for any rights or obligations concerning a Casualty.

                                   ARTICLE 16
                                  CONDEMNATION

16.1 DEFINITION OF "CONDEMNATION." As used in this Lease, the term "Condemnation" means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi-public authority or by any other party having the right of eminent domain (Condemnor) or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

16.2 EFFECT ON RIGHTS AND OBLIGATIONS. If during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Real Property on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article 16, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking (Condemnation Notice).

16.3     TERMINATION OF LEASE.

16.3.1 DEFINITION OF "TERMINATION DATE." The "Termination Date" shall be the earliest of:

         (a) The date on which Condemnor takes possession of the property that is subject to the Condemnation;

         (b) The date on which title to the property subject to the Condemnation is vested in Condemnor;

         (c) If Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as specified in written notice delivered to Tenant no less than thirty (30) days before that date; or

         (d) If Tenant has elected to terminate, thirty (30) days after Landlord's receipt of written notice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article 16, the Termination Date shall be the earliest of the dates described in subparagraphs (a)-(c).

16.3.2 AUTOMATIC TERMINATION. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant in accordance with section 16.5.

16.3.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease if:

         (a) Ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation;

         (b) Any portion of the Building or Real Property necessary for Landlord to operate the Building efficiently is taken through Condemnation; or

         (c) Any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this subsection 16.3.3, Landlord must provide written notice of its election (Landlord's Taking Termination Notice) to Tenant within thirty (30) days after the later of
                  (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this subsection 16.3.3, Landlord shall, subject to subsection 16.3.4, be obligated to the extent of severance damages received by Landlord to reasonably restore (to the extent feasible) the Premises or access to the Premises, subject to Landlord's obtaining all necessary approvals, permits, and authorizations relating to such work.

16.3.4   TENANT'S RIGHT TO TERMINATE.

16.3.4.1 GROUNDS; TERMINATION NOTICE. Tenant shall have the option to terminate this Lease by providing thirty (30) days' written notice to Landlord if one or both of the following are taken through Condemnation:

         (a) Twenty-five percent (25%) or more of the Usable Square Feet of the Premises; or

         (b) Any portion of the Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant's access to the Premises. Tenant's notice must be given within thirty (30) days after Tenant's receipt of the Condemnation Notice required by section 16.2.

16.3.4.2 LANDLORD'S RESTORATION NOTICE. Despite Tenant's termination right, this Lease shall continue in full force and effect if Landlord gives Tenant written notice (Restoration Notice) within thirty (30) days after the date on which the nature and extent of the Condemnation are finally determined, stating that:

         (a) Landlord shall, at Landlord's sole expense, reconfigure the remaining Premises or provide alternative, reasonable access to Tenant so that the area of the Premises shall be substantially the same after the Condemnation and Tenant shall have reasonable access to the Premises after the Condemnation;

         (b) Landlord shall begin the restoration as soon as reasonably practicable; and

         (c) Landlord has reasonably determined that such restoration can be completed within ninety (90) days after the date of the notice.

16.3.5 TENANT'S WAIVER. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article 16. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

16.3.6 PRORATION OF RENT. If this Lease is terminated under this Article 16, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant prepaid Rent allocable to any period on or after the Termination Date. Any Prepaid Rent which has not been earned shall also be timely refunded and the Security Deposit shall be returned pursuant to Article 6.

16.4 EFFECT OF CONDEMNATION IF LEASE IS NOT TERMINATED. If any part of the Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent. If Landlord gives Tenant a timely Restoration Notice under subsection 16.3.4.2, this Lease shall continue in full force and effect without any reduction of Rent (unless the Premises as restored are smaller than the existing Premises, in which case Rent shall be proportionately reduced based on the reduced Rentable Square Footage), except that Rent shall be abated for the portion of the Premises not usable by Tenant until Landlord completes the restoration as provided in the Restoration Notice.

16.5     ALLOCATION OF AWARD.

16.5.1 LANDLORD'S RIGHT TO AWARD. Except as provided in subsection 16.5.2 in connection with a Condemnation:

         (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and

         (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the "bonus value" of the Lease).

16.5.2 TENANT'S RIGHT TO COMPENSATION. Despite subsection 16.5.1, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for:

         (a) The taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove;

         (b) Reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and

         (c) Relocation costs under Government Code section 7262, the claim for which Tenant may pursue by separate action independent of this Lease.

16.6 TEMPORARY TAKING. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

                                   ARTICLE 17

                            ASSIGNMENT AND SUBLEASING

17.1     RESTRICTED TRANSFERS.

17.1.1 CONSENT REQUIRED; DEFINITION OF "TRANSFER." Tenant shall obtain Landlord's written consent before entering into or permitting any Transfer. A "Transfer" consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise:

         (a) Any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease;

         (b) Any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and

         (c) Any of the changes (e.g., a change of ownership or reorganization) included in the definition of Transfer in section 17.7.

         Any person to whom any Transfer is made or sought to be made is a "Transferee."

17.1.2 LANDLORD'S REMEDIES. If a Transfer fails to comply with this Article 17, Landlord may, at its option, do either or both of the following: (a) void the Transfer or (b) declare Tenant in material and incurable default under section 22.1 notwithstanding any cure period specified in section 22.1.

17.2     TRANSFER PROCEDURE.

17.2.1 TRANSFER NOTICE. Before entering into or permitting any transfer, Tenant shall provide to Landlord a written "Transfer Notice" at least thirty days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following:

         (a) Information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee's business; Transferee's character and reputation; and Transferee's current financial statements (certified by an officer, a partner, or an owner of Transferee);

         (b) All the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer (Subject Space); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the Transfer; a calculation of the "Transfer Premium," as defined in subsection 17.4.2, payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer;

         (c) Any other information or documentation reasonably requested by Landlord; and

         (d) An executed estoppel certificate from Tenant in the form attached to this Lease as Exhibit F.

17.2.2 APPLICATION FEE; TRANSFER FEE. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of $1,000.00 toward Landlord's administrative and other costs in reviewing and processing the Transfer Notice. In addition, within thirty (30) days after Landlord's written request, Tenant shall pay as Additional Rent any reasonable legal fees that Landlord incurs in reviewing and processing the Transfer Notice (Transfer Fee). Such reasonable legal fees shall not exceed $1,500 for such counsel's initial review of the request. Tenant shall pay the application fee whether or not Landlord consents to the Transfer.

17.2.3 LIMITS OF CONSENT. If Landlord consents to any Transfer and does not exercise its rights under section 17.5, the following limits apply:

         (a) Landlord does not agree to waive or modify the terms and conditions of this Lease.

         (b) Landlord does not consent to any further Transfer by either Tenant or Transferee.

         (c) Tenant remains liable under this Lease, and any guarantor of the Lease remains liable under the guaranty.

         (d)      Tenant may enter into that Transfer in accordance with this
                  Article 17 if:

                  (1) The Transfer occurs within six (6) months after Landlord's consent;

                  (2) The Transfer is on substantially the same terms as specified in the Transfer Notice;

                  (3) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord (including in the case of a sublease Transferee's agreement to be subject and subordinate to the Lease and to assume Tenant's obligations under the Lease to the extent applicable to the Subject Space).

         (e) If the Transfer occurs after six (6) months or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice under subsection 17.2.1, requesting Landlord's consent, and the Subject Space shall again be subject to Landlord's rights, if any, under section 17.5. A material change is one the terms or which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

17.3     LANDLORD'S CONSENT.

17.3.1 REASONABLE CONSENT. Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article 17. Reasonable grounds for denying consent include any of the following:

         (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Building;

         (b) Transferee would significantly detract from the prestige of the Building than Tenant;

         (c) Transferee is either a government agency or an instrumentality of one;

         (d) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord's interest;

         (e) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents;

         (f) The Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a Building tenant the right to cancel its lease;

         (g) Transferee occupies space in the Building and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Building, or has negotiated with Landlord during the six (6) months immediately preceding the Transfer Notice;

         (h) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer; or

         (i) The rent charged by Tenant to Transferee during the term of that Transfer, using a present-value analysis, is less than ninety percent (90%) of the rent then being quoted by Landlord for comparable space in the Building for a comparable term (Quoted Rent), using a present value analysis.

17.3.2 LANDLORD'S WRITTEN RESPONSE. Within twenty days after receipt of a Transfer Notice that complies with subsection 17.2.1, Landlord shall approve or disapprove the proposed Transfer in writing.

17.3.3   [Omitted]

17.3.4 TENANT'S INDEMNITY. Tenant shall indemnify, defend, and hold harmless Landlord from and against all Claims by any proposed Transferee and its agents and brokers arising out of or relating (directly or indirectly) to a proposed Transfer.

17.4     TRANSFER PREMIUM.

17.4.1 TRANSFER PREMIUM PAYMENT. As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord sixty percent (60%) of any Transfer Premium, as defined in subsection 17.4.2.

17.4.2 DEFINITION OF "TRANSFER PREMIUM." "Transfer Premium" means all base rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer (Transferee Rent)), after deducting the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space (Tenant Rent) and Tenant's reasonable costs of reletting, including legal fees, advertising costs and the amortization over the remaining Lease Term of any brokerage commissions and tenant improvement allowance If part of the Transfer Premium is payable by Transferee other than in cash, Landlord's share of that noncash consideration shall be in a form reasonably satisfactory to Landlord.

17.4.3 MONTHLY PAYMENT OF TRANSFER PREMIUM; CALCULATION. Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Additional Rent under Article 5. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and tenant improvement allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term.

17.4.4 AUDIT OF TRANSFER PREMIUM. On Landlord's request, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord's independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, the Late Charge and interest and Landlord's costs of that audit.

17.5     LANDLORD'S OPTION TO RECAPTURE SPACE.

17.5.1 LANDLORD'S RECAPTURE RIGHT. Despite any other provision of this Article 17, Landlord has the option, by written notice to Tenant (Recapture Notice) within twenty days after receiving any Transfer Notice, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. Landlord shall not have the right to Recapture where the proposed Transfer is for an undemised and small portion of the Premises for less than one year, however. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this section 17.5 to the Subject Space unless it becomes available again after Transfer by Tenant.

17.5.2 CONSEQUENCES OF RECAPTURE. To determine the new Base Rent under this Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total Rentable Square Feet of the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the Rentable Square Feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant.

Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

17.6 RIGHT TO COLLECT RENT. If this Lease is assigned, Landlord may collect Rent directly from Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from Transferee. Landlord may then apply the amount collected from Transferee to Tenant's monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant's monetary obligations does not waive any provisions of this
Article 17.

17.7     TRANSFERS OF OWNERSHIP INTERESTS AND OTHER ORGANIZATIONAL CHANGES.

17.7.1 CHANGE OF OWNERSHIP; REORGANIZATION. For purposes of this Article 17, "Transfer" also includes:

         (a)      If Tenant is a partnership or limited liability company:

                  (1) A change in ownership effected voluntarily, involuntarily, or by operation of law, within a twelve-month (12-month) period of twenty-five percent (25%) or more of the partners or members or twenty-five percent (25%) or more of the partnership or membership interests; or

                  (2) The dissolution of the partnership or limited liability company without its immediate reconstitution.

         (b) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

                  (1) The sale or other transfer, within a twelve-month (12-month) period, of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) except in connection with an initial public offering of shares in Tenant or other financing of Tenant in which additional shares are sold to Accredited Investors;

                  (2) The sale, mortgage, hypothecation, or pledge, within a twelve-month (12-month) period, of more than an aggregate of twenty-five percent (25%) of the value of Tenant's unencumbered assets; or

                  (3) The dissolution, merger, consolidation, or other reorganization of Tenant.

17.7.2 TRANSFER TO AFFILIATE. Despite any other provision of this Lease, Landlord's consent is not required for any Transfer to an Affiliate, as defined in subsection 17.7.3, as long as the following conditions are met:

         (a) At least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee);

         (b) The Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease;

         (c) If the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Subject Space; and

         (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (Net Worth), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

         17.7.3 DEFINITION OF "AFFILIATE." An "Affiliate" means any entity that controls, is controlled by, or is under common control with Tenant. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

         17.7.4 SALES OF SHARES IN TENANT. In the event that Tenant offers for sale in a private placement prior to its initial public offering, shares of its preferred stock (a "Private Financing"), Tenant shall use commercially reasonable efforts to provide Landlord with the opportunity to participate as a purchaser in such Private Financing at a level to be determined by the Tenant, provided that Landlord is an accredited investor at such time.

17.8 RESTRICTIONS ON MARKETING THE SPACE. Tenant may not enter into any listing agreement for marketing the Subject Space other than through the exclusive leasing agent designated by Landlord for the Building, if any. Tenant may not promote or advertise the availability of the Subject Space unless Landlord has approved Tenant's advertising or promotional materials in writing. Tenant shall use reasonable efforts to lease the available space on terms comparable to the market rents then applicable for primary office space (rather than sublease market rates).

                                   ARTICLE 18
                              SURRENDER OF PREMISES

18.1 SURRENDER OF PREMISES. No act of Landlord or its authorized representatives shall constitute Landlord's acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

18.2 REMOVAL OF TENANT PROPERTY BY TENANT. Subject to Articles 15 and 16, on the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this section
18.2. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises, except for reasonable wear and tear and repairs that are specifically made the responsibility of Landlord. Subject to Articles 15 and 16, on expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises:

         (a)      All debris and rubbish;

         (b) Any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises;

         (c) Any similar articles of any other persons claiming under Tenant that Landlord, in Landlord's sole discretion, requires to be removed; and

         (d)      Any Alterations that Tenant is required to remove under
                  Article 12.

         Tenant shall, at Tenant's sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant's removal of those items and shall restore the Premises and Building to their original condition.

                                   ARTICLE 19
                                  HOLDING OVER

19.1 HOLDOVER RENT. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month-to-month tenancy shall be on the terms and conditions of this Lease except as provided in (a) the preceding sentence and (b) the lease clauses concerning lease term, and extension rights. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to the greater of:

         (a) One-hundred and fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises; or

         (b) Two-hundred percent (200%) of the Base Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

19.2 NO CONSENT OR WAIVER IMPLIED. Nothing in this Article 19 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article 19 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATES

20.1 TENANT'S OBLIGATION TO PROVIDE ESTOPPEL CERTIFICATES. Within ten (10) days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit F (or other form required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Building), indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

20.2 ADDITIONAL REQUESTED DOCUMENTS OR INSTRUMENTS. Within ten (10) days after a written request by Landlord, Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceding the current financial statement year. In addition, in connection with Landlord's determination of the security deposit requirements during the Option Term pursuant to Section 3.5, Landlord may require that Tenant provide financial statements for the two (2) years preceding the current financial statement year. Such financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant.

20.3 FAILURE TO DELIVER. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Article 20 in a timely manner shall be a material breach of this Lease.

                                   ARTICLE 21
                  SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

21.1     AUTOMATIC SUBORDINATION. This Lease is subject and subordinate to:

         (a) The lien of any mortgages, deeds of trust, or other encumbrances (Encumbrances) of the Building and Real Property;

         (b) All present and future ground or underlying leases (Underlying Leases) of the Building and Real Property now or hereafter in force against the Building and Real Property;

         (c) All renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a)-(b); and

         (d) All advances made or hereafter to be made on the security of the Encumbrances.

Despite any other provision of this Article 21, any Encumbrance holder or lessor may elect that this Lease shall be senior to (or be junior to) and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease.

21.2 SUBORDINATION AGREEMENT; AGENCY. This subordination is self-operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, within five (5) days after Landlord's request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases; provided, however, that with respect to any Encumbrances and Underlying Leases entered into after the Lease Commencement Date, Tenant shall enter into such third party's proposed subordination documentation on the condition that such third party agree not to disturb Tenant while Tenant is not in default of this Lease. Tenant irrevocably appoints Trina L. Yun, Asset Manager of Landlord, (or any replacement asset manager) as Tenant's agent to execute and deliver in the name of Tenant any such instrument(s) if Tenant fails to do so. This authorization shall in no way relieve Tenant of the obligation to execute such instrument(s) of subordination or superiority. Tenant's failure to execute and deliver such instrument(s) shall constitute a default under this Lease. Landlord agrees to use reasonable efforts to cause the holders of Encumbrances and Underlying Leases existing on the Lease Commencement Date to enter into subordination and nondisturbance documentation with Tenant in a form reasonably acceptable to such holders.

21.3 ATTORNMENT. Tenant covenants and agrees to attorn to the transferee of Landlord's interest in the Real Property by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease; provided that such transferee agrees not to disturb Tenant while Tenant is not in default of this Lease. Unless the transferee expressly assumes the following obligations, the transferee shall not be liable for:

         (a) Any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or

         (b) The return of any prepaid rent or security deposit except for rent and deposits actually paid to the transferee.

21.4 NOTICE OF DEFAULT; RIGHT TO CURE. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lienholder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. Tenant agrees that this cure period shall be extended by the time necessary for the lienholder to begin foreclosure proceedings and to obtain possession of the Building or Real Property, as applicable, but not beyond an additional thirty days if the default materially interferes with Tenant's use of the Premises.

                                   ARTICLE 22

                              DEFAULTS AND REMEDIES

22.1 TENANT'S DEFAULT. The occurrence of any of the following shall constitute a default by Tenant under this Lease:

         (a) Tenant's failure to pay when due any Rent required to be paid under this Lease if the failure continues for three (3) days after written notice of the failure from Landlord to Tenant;

         (b) Tenant's failure to provide any instrument or assurance as required by section 21.2 or estoppel certificate as required by section 20.1 if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant;

         (c) Tenant's failure to perform any other obligation under this Lease if the failure continues for thirty days after written notice of the failure from Landlord to Tenant; or such longer reasonable period necessary to cure such default if Tenant promptly commences and diligently pursues cure after notice from Landlord not to exceed an additional sixty days if the default materially interferes with Landlord's ability to use, finance or transfer the Real Property.

         (d) Tenant's abandonment of the Premises, including Tenant's absence from the Premises for seven consecutive days (excluding Saturdays, Sundays, and California legal holidays) while in default of any material provision of this Lease, including the obligation to pay Rent;

         (e)      To the extent permitted by law:

                  (1) A general assignment by Tenant or any guarantor of the Lease for the benefit of creditors;

                  (2) The filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days;

                  (3) The appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved;

                  (4) Any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant's interest in this Lease, unless that seizure is discharged within thirty (30) days;

         (f)      The committing of waste on the Premises; or

         (g) Tenant's failure to occupy the Premises within ten (10) business days after the Premises are ready for occupancy.

22.2     [OMITTED]

22.3 LANDLORD'S REMEDIES ON TENANT'S DEFAULT. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

22.3.1 TERMINATION OF LEASE. Landlord may terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following:

         (a) The worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law;

         (b) The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law;

         (c) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);

         (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

         (e) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

22.3.2 CONTINUATION OF LEASE IN EFFECT. Landlord shall have the remedy described in Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the tenant's breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

22.3.3 TENANT'S SUBLEASES. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may:

         (a) Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises.

         (b) Choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

22.4 FORM OF PAYMENT AFTER DEFAULT. If Tenant fails to pay any amount due under this Lease within three (3) days after the due date or if Tenant draws a check on an account with insufficient funds, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or other form approved by Landlord despite any prior practice of accepting payments in a different form.

22.5 EFFORTS TO RELET. For purposes of this Article 22, Tenant's right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

22.6 ACCEPTANCE OF RENT WITHOUT WAIVING RIGHTS. Under Article 25, Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

22.7 TENANT'S REMEDIES ON LANDLORD'S DEFAULT. Tenant waives any right to terminate this Lease on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

                                   ARTICLE 23
                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

23.1 LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's expense and without any reduction of Rent. If Tenant's failure to perform an obligation continues for five (5) days after notice to Tenant, Landlord may perform the obligation on Tenant's behalf, without waiving Landlord's rights for Tenant's failure to perform any obligations under this Lease and without releasing Tenant from such obligations.

23.2 REIMBURSEMENT BY TENANT. Within fifteen (15) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord, under section 23.1, in performing Tenant's obligation.

                                   ARTICLE 24
                                  LATE PAYMENTS

24.1 LATE CHARGES. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge of $2500 for Base Rent and seven and one half of any other sum due as liquidated damages, in lieu of actual damages (other than interest under section 24.2 and attorney fees and costs under section 27.1). Tenant shall pay this amount for the first month in which all or any part of any Rent payment remains delinquent for more than five (5) days after the due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs). Landlord's acceptance of any liquidated damages shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Rent.

24.2 INTEREST. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord interest on the past-due amount, from the date due until paid, at the rate of ONE PERCENT PER MONTH (OR ANY LOWER LEGAL MAXIMUM). Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

                                   ARTICLE 25
                                    NONWAIVER

25.1 NONWAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

25.2 ACCEPTANCE AND APPLICATION OF PAYMENT; NOT ACCORD AND SATISFACTION. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord's right to recover all amounts due and pursue all other remedies provided for in this Lease. Landlord's receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

                                   ARTICLE 26
                         WAIVER OF RIGHT TO JURY TRIAL;
                               DISPUTE RESOLUTION

26.1 WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

               _____[Landlord's initials]    _____[Tenant's initials]

26.2 RESOLVING DISAGREEMENT OVER FAIR MARKET RENTAL VALUE. If Tenant timely and effectively objects to Landlord's determination of Fair Market Rental Value or to Landlord's determination of the Security Deposit for the Option Term, under subsection 1.6.4 or 3.5.2.4, the disagreement shall be resolved under this section 26.2. For purposes of this Section 26.2, references to "Fair Market Rental Value" shall also refer to the Security Deposit during the Option Period, if the amount of the Security Deposit is disputed.

26.2.1 NEGOTIATED AGREEMENT. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth
(10th) day after Tenant's objection to the Fair Market Rental Value (Outside Agreement Date).

26.2.2 PARTIES' SEPARATE DETERMINATIONS. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date.

26.2.2.1 TWO DETERMINATIONS. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsections 26.2.3.1-26.2.3.9.

26.2.2.2 ONE DETERMINATION. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five-day (5-day) period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five-day (5-day) period by the other party.

26.2.3 ARBITRATION. If both parties make timely individual determinations of the Fair Market Rental Value under subsection 26.2.2, the Fair Market Rental Value shall be determined by arbitration under this subsection 26.2.3.

26.2.3.1 SCOPE OF ARBITRATION. The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrator(s), taking into account the requirements of section
1.7 or subsection 3.5.2.

26.2.3.2 QUALIFICATIONS OF ARBITRATOR(S). The arbitrator(s) must be a licensed real estate broker/a licensed real estate appraiser who has been active in the leasing/appraisal of commercial high-rise properties in the San Francisco Downtown Financial District area over the five-year (5-year) period ending on the date of appointment as arbitrator(s).

26.2.3.3 PARTIES' APPOINTMENT OF ARBITRATORS. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator's name and business address.

26.2.3.4 APPOINTMENT OF THIRD ARBITRATOR. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator's name and business address.

26.2.3.5 ARBITRATORS' DECISION. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord's or Tenant's submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant.

26.2.3.6 IF ONLY ONE ARBITRATOR IS APPOINTED. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Landlord and Tenant.

26.2.3.7 IF ONLY TWO ARBITRATORS ARE APPOINTED. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial/real estate arbitration rules of arbitration service to be determined, subject to the provisions of this section 26.2.

26.2.3.8 IF NO ARBITRATOR IS APPOINTED. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial/real estate arbitration rules of the American Arbitration Association subject to the provisions of this section 26.2.

26.2.3.9 COST OF ARBITRATION. The cost of the arbitration shall be paid by the losing party.

                                   ARTICLE 27

                             ATTORNEY FEES AND COSTS

27.1 ATTORNEY FEES AND COSTS. If either party undertakes litigation or arbitration against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees, arbitration costs, and court costs incurred. The prevailing party shall be determined under Civil Code section 1717(b)(1) or any successor statute.

                                   ARTICLE 28

                          LANDLORD'S ACCESS TO PREMISES

28.1 LANDLORD'S ACCESS TO PREMISES. Landlord and its agents shall have the right at all reasonable times after reasonable notice to enter the Premises to:

         (a)      Inspect the Premises;

         (b) Show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors;

         (c) Serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or

         (d) Make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable.

         Despite any other provision of this Article 28, Landlord may enter the Premises at any time to:

         (a)      Perform services required of Landlord on an emergency basis;

         (b)      Take possession due to any breach of this Lease; or

         (c)      Perform any covenants of Tenant that Tenant fails to perform.

         Tenant shall reasonably cooperate with Landlord during such access.

28.2 TENANT'S WAIVER. Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Tenant waives any claims for damages caused by Landlord's entry, including damage claims for:

         (a)      Injuries;

         (b)      Inconvenience to or interference with Tenant's business;

         (c)      Lost profits; and

         (d)      Loss of occupancy or quiet enjoyment of the Premises.

28.3 METHOD OF ENTRY. For entry as permitted by this Article 28, Landlord shall at all times have a key or, if applicable, a card key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes, and special security areas designated in Summary of Basic Lease Information section 4(d). In an emergency situation, Landlord shall have the right to use any means that Landlord considers proper to open the doors in and to the Premises. Any such entry into the Premises by Landlord shall not be considered a forcible or unlawful entry into, or a detainer of, the Premises or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 29
                                      SIGNS

29.1 BUILDING NAME; LANDLORD'S SIGNAGE RIGHTS. Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building. Tenant may use the name of the Building or pictures or illustrations of the Building in advertising or other publicity during the Lease Term.

29.2     TENANT'S SIGNAGE RIGHTS WITHIN BUILDING.

29.2.1 SINGLE-TENANT FLOOR. If the Premises comprise an entire floor of the Building, Tenant may, at Tenant's sole expense, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the Premises, subject to the following requirements:

         (a) Tenant must obtain Landlord's prior written approval for such signs, which Landlord may, in Landlord's sole discretion, grant or deny;

         (b) All signs must be in keeping with the quality, design, and style of the Building; and

         (c)      No sign may be visible from the exterior of the Building.

29.2.2 MULTI-TENANT FLOOR. If other tenants occupy space on the floor on which the Premises are located, Tenant's identifying signs shall be provided by Landlord at Tenant's expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

29.2.3 PROHIBITED SIGNS AND OTHER ITEMS. Tenant may not display any signs on the exterior or roof of the Building or in the common areas of the Building or the Real Property. Tenant may not install or display any signs, window coverings, blinds (even if located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises without Landlord's prior written approval, which Landlord may, in Landlord's sole discretion, grant or withhold. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord's approval may be removed without notice by Landlord at Tenant's expense.

                                   ARTICLE 30
                                 TENANT PARKING

This Article was intentionally deleted from this Lease. No parking rights or privileges are included in this Lease.

                                   ARTICLE 31
                                 MISCELLANEOUS

31.1 CAPTIONS. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

31.2     WORD USAGE. Unless the context clearly requires otherwise:

         (a) The plural and singular numbers shall each be considered to include the other;

         (b) The masculine, feminine, and neuter genders shall each be considered to include the others;

         (c) "Shall," "will," "must," "agrees," and "covenants" are each mandatory;

         (d)      "May" is permissive;

         (e)      "Or" is not exclusive; and

         (f)      "Includes" and "including" are not limiting.

31.3 COUNTING DAYS. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code sections 6700-6701, the time for performance of that obligation shall be extended to 5 p.m. of the first following date that is not a Saturday, Sunday or legal holiday. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

31.4 ENTIRE AGREEMENT; AMENDMENTS. This Lease and all exhibits , addenda, schedules, and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant's lease of 2nd and 3rd floors in the Building and supersedes all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

31.5 EXHIBITS. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

31.6 REASONABLENESS AND GOOD FAITH. Except as limited elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

31.7 PARTIAL INVALIDITY. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected .

31.8 BINDING EFFECT. Subject to Article 17 and sections 31.16-31.17, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

31.9 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled:

         (a)      To make any repairs or perform any acts at Landlord's expense;
                  or

         (b) To any setoff of the Rent or other amounts owing under this Lease against Landlord.

         The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided in section 21.4 and subsection 22.7.1.

31.10 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

31.11 NOTICES. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing.

31.11.1 METHOD OF DELIVERY. Notice shall be sufficiently given at the addresses specified in section 13 of the Basic Lease Provisions for all purposes as follows:

         (a) When personally delivered to the recipient, notice is effective on delivery.

         (b) When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.

         (c) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

         (d)      When delivered by overnight delivery Federal
                  Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

         (e) When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a nonbusiness day.

31.11.2 REFUSED, UNCLAIMED, OR UNDELIVERABLE NOTICES. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

31.11.3  ADDRESSES. Addresses for purposes of giving notice are set forth in section 13 of the Summary of Basic Lease Information. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this section 31.11.

31.11.4 LENDERS AND GROUND LESSOR. If Tenant is notified of the identity and address of Landlord's lender or ground or underlying lessor and requested to provide notice to same, Tenant shall give that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

31.12 FORCE MAJEURE. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotions; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused but not beyond one hundred eighty days. Tenant's obligation to pay Rent, however, is not excused by this section 31.12.

31.13 TIME OF THE ESSENCE. Time is of the essence of this Lease and each of its provisions.

31.14 MODIFICATIONS REQUIRED BY LANDLORD'S LENDER. If any lender of Landlord or ground lessor of the Real Property requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

31.15 RECORDING; MEMORANDUM OF LEASE. Except as provided in this section 31.15, neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant. On request by Landlord or any lender or ground lessor, Tenant shall execute a short form of Lease for recordation, containing (among other customary provisions) the names of the parties and a description of the Premises and the Lease Term. Tenant shall execute, acknowledge before a notary public, and deliver that form to Landlord within ten
(10) days after the request.

31.16 LIABILITY OF LANDLORD. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Building and Real Property. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease. Notwithstanding any other provision of this Lease (i) Landlord shall be personally liable for the return of any portion of the Prepaid Rent not yet due upon the early termination of the Lease for any reason other than Tenant's default, less any offsets or credits to which Landlord is entitled hereunder and (ii) Landlord shall be personally liable for the return of any funds drawn by Landlord on the Letter of Credit in violation of this Lease to the extent required under this Lease, unless drawn in good faith and in reasonable reliance upon the advice of legal counsel.

31.17 TRANSFER OF LANDLORD'S INTEREST. Landlord has the right to transfer all or part of its interest in the Building and Real Property and in this Lease. On such a transfer, Landlord shall automatically be released from all liability accruing thereafter under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of transfer, subject to section 6.2. . Landlord shall remain liable for any unamortized Prepaid Rent and any portion of the Security Deposit that was drawn and not applied by Landlord in accordance with the terms of this Lease, unless the transferee assumes liability for such sums. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease

31.18 JOINT AND SEVERAL OBLIGATIONS OF TENANT. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several. Landlord and Tenant acknowledge that a corporation is a single entity.

31.19 SUBMISSION OF LEASE. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

31.20    LEGAL AUTHORITY.

31.20.1 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that:

         (a) The individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation's board of directors and in accordance with that corporation's articles of incorporation or charter and bylaws;

         (b) This Lease is binding on that corporation in accordance with its terms;

         (c) The corporation is a duly organized and legally existing corporation in good standing in the State of Delaware; and

         (d) The execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which that corporation is a party or by which that corporation may be bound.

If Tenant is a corporation, Tenant shall, within fifteen (15) days after the date of this Lease, deliver to Landlord a copy of a resolution of Tenant's board of directors (or other sufficient evidence of corporate authority) authorizing or ratifying the execution and delivery of this Lease. That resolution or submission of other evidence must be duly certified by the secretary or assistant secretary of the corporation.

31.20.2 PARTNERSHIP AUTHORITY. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that:

         (a) The individual is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect;

         (b)      This Lease is binding on that partnership;

         (c) The partnership is a duly organized and legally existing partnership and has filed all certificates required by law; and

         (d) The execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be bound.

31.20.3 LIMITED LIABILITY COMPANY AUTHORITY. If Tenant is a limited liability company, each individual executing this Lease on behalf of that company represents and warrants that:

         (a) The individual(s) executing this Lease on behalf of the company has full power and authority under the company's governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease;

         (b) The company is a limited liability company duly organized and validly existing under the laws of the State of California and is duly qualified and validly existing as a foreign limited liability company in California; and

         (c) The company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

31.21 RIGHT TO LEASE. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord's sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

31.22 NO AIR RIGHTS. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

31.23 BROKERS. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in Summary of Basic Lease Information section 14 (Brokers) and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Landlord shall pay its Broker a commission in connection with this Lease pursuant to separate agreement. The terms of this section 31.23 shall survive the expiration or earlier termination of the Lease Term.

31.24 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation-related committees or entities. This provision includes programs such as the following:

         (a) Restrictions on the number of peak-hour vehicle trips generated by Tenant;

         (b) Encouragement of increased vehicle occupancy through employer-sponsored financial or in-kind incentives;

         (c) Implementation of an in-house or area-wide ridesharing program and appointment of an employee transportation coordinator; and

         (d)      Flexible work shifts for employees.

Executed as of the date stated in Summary of Basic Lease Information section 1.

LANDLORD:                              TENANT:

TIFFANY M. GIN AND STANTON LOWE        QUOKKA SPORTS, INC.,
DBA:  SPEAR STREET SAPPHIRE,


/s/ TIFFANY M. GIN                     By: /s/ LES SCHMIDT
-----------------------------------        -------------------------------------
Tiffany M. Gin                             Les Schmidt

                                       Its: Chief Financial Officer and Senior
                                            Vice President


/s/ STANTON LOWE
-----------------------------------
Stanton Lowe

                                    EXHIBIT A

                               DIAGRAM OF PREMISES


                                128 SPEAR STREET



                             [DIAGRAM OF 2ND FLOOR]







                             [DIAGRAM OF 3RD FLOOR]

                                    EXHIBIT B

                       LEGAL DESCRIPTION OF REAL PROPERTY

                 [FIDELITY LOGO] FIDELITY NATIONAL TITLE COMPANY
                  1844 Market Street o San Francisco, CA 94102
                       (415) 552-3646 o FAX (415) 552-3640

                               PRELIMINARY REPORT

ESCROW OFFICER: CATHY GARIBALDI                            ORDER NO.:  1006515-B
TITLE OFFICER: ANY ROLLINS                                             AMENDMENT

TO:  Magna Capital Group
     310 Townsend #408
     San Francisco, CA  94107

ATTN:  Bob Stark
YOUR REFERENCE:  Gin and Low
                                                            SHORT TERM RATE: YES

PROPERTY ADDRESS:  124-134 Spear Street, San Francisco, California

EFFECTIVE DATE:  October 17, 1996, 7:30 a.m.

The form of Policy or Policies of title insurance contemplated by this report is:

American Land Title Association Loan Policy (10-17-92)-Form 1

1. THE ESTATE OR INTEREST IN THE LAND HEREINAFTER DESCRIBED OR REFERRED TO COVERED BY THIS REPORT IS:

      A Fee

2.    TITLE TO SAID ESTATE OR INTEREST AT THE DATE HEREOF IS VESTED IN:

Stanton Lowe and Tiffany M. Gin, husband and wife, as Joint Tenants.

3. THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE CITY OF SAN FRANCISCO, IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Beginning at a point on the Southwesterly line of Spear Street, distant thereon 137 feet and 6 inches Southeasterly from the Southeasterly line of Mission Street running thence Southeasterly along said line of Spear Street 45 feet and 10 inches; thence at a right angle Southwesterly 137 feet and 6 inches; thence at a right angle Northwesterly 45 feet and 10 inches; thence at a right angle Northeasterly 137 feet and 6 inches to the point of beginning.

Being a part of 100 Vara Block No. 325.

A.P.N:  LOT 2, BLOCK 3717

Assessor's Parcel No:  Lot 2, Block 3717

                                    EXHIBIT E

                              RULES AND REGULATIONS

                               THE MAGNA BUILDING

                              RULES AND REGULATIONS

1. Except as provided or required by Landlord, no sip, placard, picture, advertisement, name, notice or other graphics shall be inscribed, displayed printed or affixed by Tenant on or to any pan of the Building or exterior of the Premises or to the windows or doors thereof without Landlord's prior written consent, which shall not be unreasonably withhold and Landlord shall have the right to remove any such sign, placard. picture, advertisement name or notice without notice to Tenant and at Tenant's sole expertise.

2. Except as consented to in writing by Landlord, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used by Tenant in connection with any window or door or doors of the Premises.

3. The bulletin board or directory of the Building shall be used primarily for display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. to limit the number of names associated with Tenant to be placed thereon and to charge for names associated with Tenant to be placed thereon at rates applicable to all tenants and to charge for changes or substitutions thereto.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways of the Building are not for the use of the general public and Landlord in all cam reserves the right to control the same and prevent access thereto by all persons, other than Tenant its employees and invitees, whose presence, the in the judgment of Landlord, is or may be prejudicial to the safety, character, reputation or interest of the Building and its tenants. No person shall go upon the balconies or roof of the Building unless expressly so authorized by Landlord.

5. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any interior or exterior do" of the Premises.

6. The doors, windows, lights fixtures and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whom employees or invitees, cause such expense.

7. Tenant shall not mark, drive nails, screw or drill into the walls, floors, ceilings, woodwork or plaster of or in any way deface the Building or the Premises, except that within the Premises Tenant may affix to non-supporting partitions pictures, paintings and other similar solely decorative items, subject to Tenant's right to make alterations; under the lease.

8. Furniture, freight or equipment of every kind shall be moved into or out of the building only at such times and in such manner as Landlord shall designate. Landlord may prescribe and limit the weight, size and position of all equipment to be used by Tenant, other than standard office desks, chairs and tables and portable office machines. Safes and other heavy equipment shall be adequately supported as Landlord or Landlord's engineer reasonably dams necessary. Ali damage to the Building or the Premises caused by moving or maintaining any property of Tenant shall be repaired at the expense of Tenant.


                                       1             Initials: ________ Tenants:

9. Tenant shall not employ any person, other than the janitor provided by Landlord, for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the written consent of Landlord no person shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning, and removal of trash which shall be placed in typical office waste containers, and shall not include shampooing carpets or rugs, moving of furniture or other special services. Janitor service will not be furnished when rooms are occupied during the regular hours when janitor service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services.

10. Tenant shall not place any refuse or waste or sweep or throw or permit to be swept or thrown any dirt or other substance into any of the corridors, halls or elevators or out of the doors or stairways, of the Building; use or keep or permit to be used or kept any foul or noxious gas or substance; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants by reason of noise, odors or vibrations; interfere in any way with other than or persons having business in the Building, or bring or keep or permit to be brought or kept in the Building any animal life form, other thin human, except seeing eye dogs when in the company of their masters.

11. No cooking, except for the use of a microwave by tenants and its employees, shall be done or permitted in the Premises, nor shall the Premises be used for the stomp of merchandise, washing clothes, lodging, or any unlawful purposes.

12. Tenant shall not use or keep in the Building any paint, kerosene gasoline or flammable or combustible fluid or material at use any method of heating or air-conditioning other than that supplied by Landlord.

13. No boring or cutting for telephone, telegraph or electric wires shall be allowed without the prior written consent of Landlord and any such wires permitted doll be introduced at the place and in the manner described by Landlord. The location of telephones, speakers, fire extinguishers and all other office equipment affixed to the Premises shall be subject to Landlord's approval. Tenant shall pay all expenses incurred in connection with the installation and removal of its equipment, including any telephone, telegraph, data and electricity distribution equipment.

14. Upon termination of occupancy of the Building, Tenant shall deliver to Landlord all keys and access cards furnished by Landlord or in tenant's possession to all locks on the Premises or in the Building.

15. Tenant shall not affix any floor covering in any manner except as approved by the Landlord. The expense of repairing any damage caused by removal of any non-approved floor covering shall be borne by Tenant.

16. No mail, furniture, packages, supplies, equipment, merchandise or deliveries of any kind will be received in die Building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

17. The Normal Business Hours, for the Building we 8:00 &m. to 6:00 p.m. Monday through Friday, holidays excluded. Access to the Building may be refused outside of Normal Business Hours unless the person seeking access shows proper identification in no case shall Landlord be liable for any loss or damage for any error with respect to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion and at such times as Landlord deems necessary for the safety and protection of the Building, its tenants and all property located therein, Landlord may prohibit and prevent access to the Building by all persons by any means Landlord dams appropriate.

18. Tenants shall be solely responsible to see that the exterior doors of its Premises are closed and securely locked when they are unattended. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off each day before the Premises are left unoccupied and that


                                       2             Initials: ________ Tenants:

         all electricity or gas shall likewise be carefully shut off to a to prevent waste or damage to Landlord or to other tenants of the Building.

19. Landlord may exclude or expel tom the Building my person who. in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. Tenant's service and maintenance requirements will be attended to only in accordance with the terms of the Law and upon application to Landlord at the office of the Building or such other place as Landlord may designate. Employees of Landlord shall not perform any work outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (tenant or otherwise) to any premises in the Building.

21. No vending or food or beverage dispensing machine or machine of any description shall be installed, maintained, or operated upon the Premises or in the Building without Landlord's prior written permission.

22. Landlord, without notice and without liability to any tenant, at any time may change the name or the street address of the Building.

23. Tenant shall be liable to Landlord and to each other tenant of the Building for any loss, cost, expense, damage or liability, Including attorney's fees, caused or occasioned by the failure of Tenant to comply with these rules, but Landlord shall have no liability for failure or for failing or being unable to enforce compliance therewith by any tenant and such failure by Landlord or non-compliance by any other tenant shall not be a ground for termination by Tenant of the Law to which these rules and regulations are attached.

24. Landlord shall have the right to prohibit any advertising which uses the Building's name by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

25. Tenant shall not install or operate any phonograph, musical instrument. radio receiver or similar device in the Building in such manner as to disturb or annoy other tenants of the Building or the neighborhood. Tenant shall not install any antennae, aerial wires or other equipment outside the Building without the prior written approval of Landlord.

26. Tenant shall not allow anything to be placed an the outside window ledges of the Premises or to be thrown out of the windows of the Building. No bicycle or other. vehicle shall be brought into the offices, halls, corridors, elevators or any other part of the Building by Tenant or the agents, employees or invitees or Tenant.

27. Tenant shall give Landlord prompt notice of any accidents to or defects in the Building, including, but not limited to, water pipes, gas pipes, electric lights mod fixtures heating apparatus, or any other service equipment.

28. Landlord, in order to comply with the requirements of California Assembly Bill Number 13 of 1994, has designated the Building a "No Smoking" building which prohibits smoking in the tenants' promises and all common areas. Tenant agrees to make reasonable efforts to enforce this regulation with its employees and invitees, and to utilize the ash urns at the rear entrance to the Building, the designated smoking area.

29. Tenant shall abide by all reasonable energy conservation measures employed by Landlord, including but not limited to requirements that lights be extinguished upon leaving the Premises.

30. Tenant may not use the fire escape area nor the. roof was as its "outside smoking space.


                                       3             Initials: ________ Tenants:

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE


Date:

Citicorp Bank
@Mr. Allan Tan, Credit Administrator
One Sansome St., 23rd Flr.,
San Francisco, CA 94103

         The undersigned, ______________________________ Tenant ("Tenant", as
tenant under a lease (the "Lease") of certain premises dated
____________________, Lease Date executed by Tenant and SPEAK STREET SAPPHIRE ("Landlord'), does hereby, state, declared, represent and warrant as follows:

         1. The copy of the Lean attached hereto as Exhibit I is a true and correct copy of the Lease and the Lease is in full force and effect and has not been amended, supplemented or changed, except as follows (if none, state
so): ___________________________________________________________________________
_______________________________________________________________________________.

         2. Tenant has accepted possession of the promises demised under the Lease, and all items of an executory nature have bow completed under the term of the Lease, including, but not limited to, completion of Construction of the demised premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease and otherwise in accordance with the Lease, and payments of any improvements allowance, passthroughs or other funds owing by Landlord to Tenant. Tenant further acknowledges that the term commenced on ____________________ and shall expire on __________ unless sooner terminated or extended in accordance with the term of the Lease.

         3. No default or event that with the passage of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a "default") an the part of the undersigned exists under the Lease in the performance of the terms, covenants and conditions of Lease required to be performed an the part of the undersigned.

         4. To the knowledge of the undersigned, no default an the part of Landlord exist under the Lease in the performance of the term, covenants and conditions of the Lease required to be performed an the part of Landlord.

         5. Tenant has no option or right to purchase the property of which the premises are a pan, or any part thereof.

         6.       No rentals are accrued and unpaid under the Lease.

         7. No prepayment of rentals due under the Lease have been nude and no security or deposits as security have bow made thereunder, except as set forth in the Lease.

         8. The undersigned has no defense as to its obligations under the Lease and claims no setoff or counterclaims against Landlord.

         9. The undersigned has not received notice of an assignment, hypothecation, mortgage, or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder.

         10. The undersigned agrees to notify you of any default on the part of the Landlord under the Lease which would entitle the undersigned to cancel the Low or to abate the rent payable thereunder, and further agrees that, notwithstanding any provisions of the Lease, no notice or cancellation thereof shall be effective unless you have received said notice and have failed within thirty (30) days after the expiration of the cure period provided to Landlord under the Lease to cure or commence to cure the default which give rise to the notice of cancellation.

         11. The undersigned understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a Deed of Trust, Security Agreement and fixture Filing encumbering Landlord's fee interest in the property of which the leased premises are a portion and the rents, issues and profits of the Lease and (ii) an Assignment warranties contained herein in making such loan.


                  TENANT:


                  By:__________________________________

                                    EXHIBIT G

                                LETTER OF CREDIT


IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB98IS12XX

DATE:  FEBRUARY __________, 1999

BENEFICIARY:
TIFFINY M. GIN & STANTON LOWE
SPEAR STREET SAPPHIRE
C/O THE MAGNA BUILDING
128 SPEAR STREET, 4TH FLOOR
SAN FRANCISCO, CA  94105
AS "LANDLORD"

APPLICANT:
QUOKKA SPORTS, INC.
525 BRENNAN ST., GROUND FLOOR
SAN FRANCISCO, CA  94107
AS "TENANT"

AMOUNT: US$434,500.00 (FOUR HUNDRED THIRTY FOUR THOUSAND FIVE HUNDRED AND 00/100 U.S. DOLLARS)

EXPIRATION DATE/LOCATION:  MARCH 31, 2000/AT OUR COUNTERS AT THE ABOVE ADDRESS.

GENTLEMAN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB99IS12XX IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.       THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.       A SIGNED AND DATED CERTIFICATION FROM THE BENEFICIARY STATING THE
FOLLOWING:

         (a) "APPLICANT IS IN DEFAULT UNDER THAT CERTAIN OFFICE LEASE BETWEEN BENEFICIARY AS LANDLORD AND APPLICANT AS TENANT, DATED FEBRUARY --, 1999, (BEYOND ANY NOTICE AND CURE PERIODS REQUIRED PURSUANT TO SECTION 22.1 OF THE LEASE) AND THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE THE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT."

                                       OR

         (b) "WITHIN THIRTY (30) DAYS PRIOR TO EXPIRY DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.


                                - PAGE 1 OF 2 -

PARTIAL DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, BUT IN ANY EVENT NOT BEYOND MARCH 31, 2005 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT, UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD.

ON MARCH 1, 2004 THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED TO US$217,250.00 WITHOUT AMENDMENT, PROVIDED THE UNUTILIZED BALANCE IS NOT LESS THAN US$217,250.00.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00)

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMERS AND PRACTICE FOR DOCUMENTARY CREDITS (1933 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.


                                                     /s/ LES SCHMIDT
   --------------------                              --------------------
   AUTHORIZED SIGNATURE                              AUTHORIZED SIGNATURE


                                - PAGE 2 OF 2 -

                                   "EXHIBIT A"

DATE:

TO:  SILICON VALLEY BANK                  RE:  STANDBY LETTER OF CREDIT
     3003 TASMAN DRIVE                         NO. __________ ISSUED BY
     SANTA CLARA, CA 95054                     SILICON VALLEY BANK, SANTA CLARA
     ATTN: INTERNATIONAL DIVISION              L/C AMOUNT:
           STANDBY LETTERS OF CREDIT


GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS O THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,


------------------------------
      (BENEFICIARY NAME)


------------------------------
   SIGNATURE OF BENEFICIARY


------------------------------
    SIGNATURE AUTHENTICATED


------------------------------
       (NAME OF BANK)


------------------------------
    AUTHORIZED SIGNATURE

                                    EXHIBIT H

                               QUOKKA SPORTS, INC.

                              STOCK GRANT AGREEMENT


         THIS STOCK GRANT AGREEMENT (the "Agreement") is made as of the ___ day of February, 1999, by and among QUOKKA SPORTS, INC., a Delaware corporation (the "Company"), and TIFFANY M. GIN AND STANTON LOWE (each individually and together, the "Landlord").

         WHEREAS, in connection with the Office Lease dated of even date herewith among the Company and Landlord (the "Lease"), the Company desires to issue, and Landlord desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IT IS AGREED among the parties as follows:

         1. ISSUANCE OF STOCK. The Company hereby issues to Tiffany M. Gin and Stanton Lowe an aggregate of Three Thousand and Seventy Seven (3,077) shares of the Company's Voting Common Stock (the "Stock") in consideration of Landlord entering into the Lease. The closing hereunder, including delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

         2. LIMITATIONS ON TRANSFER. Landlord shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. The Company acknowledges that the Stock may be subject to a pledge in favor of Citibank, Federal Savings Bank ("Citibank") pursuant to loan #2496198 among Citibank and Landlord dated August 29, 1997, which pledge shall be deemed permitted hereunder, and Landlord agrees to use commercially reasonable efforts to enter into an agreement with Citibank releasing the Stock from such pledge. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         3. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY


                                       1.

MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

                  (c) Any legend required by appropriate blue sky officials.

         4. INVESTMENT REPRESENTATIONS. In connection its acquisition of the Stock, Landlord represents to the Company the following:

                  (a) Landlord is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Landlord is acquiring the Stock for investment for Landlord's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Act"). Landlord is an accredited investor within the meaning of Regulation D under the Act.

                  (b) Landlord understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Landlord's investment intent as expressed herein.

                  (c) Landlord further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Landlord further acknowledges and understands that the Company is under no obligation to register the Stock. Landlord understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

         Landlord is familiar with the provisions of Rule 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 144 requires, among other things: (i) the availability of certain public information about the Company and
(ii) the resale occurring following the required holding period under Rule 144 after the Landlord has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold. The Company acknowledges that full payment of (within the meaning of Rule 144) the Stock occurred upon the date hereof and the Company shall not require from Landlord an opinion of counsel with respect to whether full payment of (within the meaning of Rule 144) the Stock has occurred.

                  (d) Landlord further understands that at the time Landlord wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information


                                       2.

requirements of Rule 144, and that, in such event, Landlord would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

                  (e) Landlord further warrants and represents that Landlord has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect their own interests in connection with its acquisition of the Stock by virtue of the business or financial expertise of Landlord or of professional advisors to Landlord who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

         5. MARKET STAND-OFF AGREEMENT. Landlord shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Landlord, including the Stock (the "Restricted Securities"), for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Landlord agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Landlord's Restricted Securities until the end of such period.

         6.       MISCELLANEOUS.

                  (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Landlord, Landlord's successors, and assigns.

                  (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Landlord shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees, in the event of any breach of this Agreement by Landlord or in connection with any transfer or proposed transfer of the Stock. The Company shall reimburse Landlord for all costs incurred by Landlord in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees of a single counsel to Landlord, in the event of any breach of this Agreement by the Company.

                  (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to


                                       3.

agreements between California residents entered into and performed entirely in California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

                  (e) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

                  (f) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

                  (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


                                       4.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       QUOKKA SPORTS, INC.


                                       By:______________________________________

                                       Title:___________________________________

                                       Address:_________________________________


                                       LANDLORD:



                                       _________________________________________
                                       TIFFANY M. GIN



                                       _________________________________________
                                       STANTON LOWE

                                       Address:_________________________________
                                               _________________________________


                                       5.